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EXHIBIT 10.12

SUBLEASE AGREEMENT

BETWEEN

ORACLE USA, INC.

AND

EPOCRATES, INC.

1100 PARK PLACE
SAN MATEO, CALIFORNIA

Portion of Third (3rd), Second (2nd) and First (1st) Floors

SUBLEASE

        THIS SUBLEASE ("Sublease") is entered into as of 12/3, 2006, by and between ORACLE USA, INC., a Colorado corporation ("Sublandlord") and EPOCRATES. INC., a Delaware corporation ("Subtenant"), with reference to the following facts:

        A.    Pursuant to that certain Lease dated as of December 29, 2000 (the "Original Master Lease"), as the same has been amended by that certain First Amendment of Lease dated as of April 29, 2003 (the "First Amendment") (the Original Master Lease, as amended by the First Amendment, being referred to herein as the "Master Lease"), Bay Meadows Park Place Investors LLC ("Landlord"), as Landlord, leases to Sublandlord (successor in interest to Siebel Systems, Inc.), as Tenant, certain space (the "Master Lease Premises") consisting of 126,060 rentable square feet on the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building located at 1100 Park Place in the city of San Mateo, California (the "Building").

        B.    Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 59,236 rentable square feet comprised of:

          (i)    approximately 36,421 rentable square feet of space located on the third (3rd) floor of the Building and more particularly identified and described on the floor plan attached hereto as Exhibit A-1 (the "Third Floor Space");

          (ii)   approximately 20,076 rentable square feet of space located on the second (2nd) floor of the Building and more particularly identified and described on the floor plan attached hereto as Exhibit A-2 (the "Second Floor Space"); and

          (iii)  approximately 2,739 rentable square feet of space located on the first (1st) floor of the Building more particularly identified and described on the floor plan attached hereto as Exhibit A-3 (the "First Floor Space").

        The Third Floor Space, the Second Floor Space and the First Floor Space are collectively referred to herein as the "Subleased Premises".

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties. Sublandlord and Subtenant hereby agree as follows:

        1.     Sublease.    Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

        2.     Term.

          (a)   Initial Term.    The term of this Sublease ("Term") shall commence on the date (the "Commencement Date") that is the later to occur of (x) October     2006 and (y) the date that Sublandlord delivers possession of the Subleased Premises to Subtenant and (z) the date upon which Sublandlord procures and delivers to Subtenant Landlord's consent to this Sublease (the "Consent"), and end on the date immediately preceding the expiration of the fifty-second (52nd) full calendar month following either (i) the Commencement Date, or (ii) if the Commencement Date is not the first day of a calendar month, the last day of the month in which the Commencement Date occurs (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. The date upon which Sublandlord procures and delivers the Consent to Subtenant shall be the "Effective Date" of this Sublease. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.

          (b)   Early Access.    Subtenant and Subtenant's representatives shall have the right to enter the Subleased Premises from and after the Effective Date (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the "Early Access Date") for the sole purposes of installation of Subtenant's initial Subtenant Improvements (defined in Section 16.2 below), all subject to the terms, conditions and requirements of the Master Lease. All of the rights and obligations of the parties under this Sublease (other than Subtenant's obligation to pay Base Rent and Subtenant's Percentage Share of Operating Costs, but expressly including without limitation, Subtenant's obligation to carry insurance pursuant to the Master Lease, and Subtenant's indemnification obligations, and/or liability for damages, reasonable costs and expenses incurred by Sublandlord by reason of any default by Subtenant or failure on Subtenant's part to comply with the terms of this Sublease) shall commence upon the Early Access Date, and Subtenant shall be deemed to occupy the Subleased Premises from and after the Early Access Date. Subtenant shall be liable for any damages to the Subleased Premises caused by Subtenant's activities at the Subleased Premises from and after the Early Access Date and, prior to entering the Subleased Premises, Subtenant shall obtain all insurance it is required to obtain hereunder, and shall provide certificates of such insurance to Sublandlord. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

        3.     Option to Extend.

          (a)   Grant of Option.    Sublandlord grants Subtenant one (1) option (the "Option to Extend") to extend the Term for one (I) additional period expiring as of December 31, 2014 (the "Option Term"), upon the same terms and conditions contained in this Sublease, except that (i) the Base Rent for the Subleased Premises shall be ninety-five percent (95%) of the Fair Market Rent (defined below) for the Subleased Premises as of the date of the commencement of the Option Term, determined in the manner set forth below, but in no event less than $1.85 per rentable square foot per month, (ii) Subtenant shall accept the Subleased Premises in an "as is" condition without any obligation of Sublandlord to make or pay for any repainting, remodeling, repair, improvement or alteration of the Subleased Premises, except to the extent that an improvement allowance is granted as a component of Fair Market Rent, and (iii) there shall be no further options to extend the Term.

          (b)   Exercise of Option.    Notice of Subtenant's exercise (the "Election Notice") of the Option to Extend must be given to Sublandlord in writing no later than nine (9) months prior to the Expiration Date. If Subtenant properly exercises the Option to Extend, references in this Sublease to the "Term" shall be deemed to include the Option Term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, the Option to Extend shall automatically terminate without notice and shall be of no further force and effect, whether or not Subtenant has timely exercised the Option to Extend, if:

            (i)    an event of monetary default on the part of Subtenant exists under this Sublease (i.e., beyond the giving of applicable notice and the passage of applicable grace and cure periods) at the time of exercise of the Option to Extend or at the time of commencement of the Option Term; or

            (ii)   Subtenant has assigned its interest in this Sublease (other than to an Affiliate or pursuant to a Permitted Transfer referenced in Section 2 1.A(3) of the Original Master Lease), or has subleased more than fifty percent (50%) of the Subleased Premises (other than to an Affiliate or pursuant to a Permitted Transfer referenced in Section 21.A(3) of the Original Master Lease).

          (c)   Base Rent During Option Tern.

            (i)    Negotiation.    If Subtenant properly exercises the Option to Extend, the Base Rent payable by Subtenant during the applicable Option Term shall be adjusted to an amount equal to the greater of (x) ninety-five percent (95%) of the Fair Market Rent for the Subleased Premises as of the commencement of the Option Term for a term equal to the Option Term or (y) $1.85 per rentable square foot per month. Following Subtenant's exercise of the Option to Extend, Sublandlord will deliver to Subtenant notice of Sublandlord's determination of the applicable Fair Market Rent for the Subleased Premises for the Option Term ("Sublandlord's Fair Market Notice"). For a period of thirty (30) days following delivery of Sublandlord's Fair Market Notice, Sublandlord and Subtenant shall work together in good faith to reach agreement upon the Fair Market Rent for the Subleased Premises for the applicable Option Term. If Sublandlord and Subtenant fail to agree upon the Fair Market Rent within such thirty (30) day period, then, the Fair Market Rent shall be established in accordance with the procedures set forth below:

            (ii)   Arbitrator.

              (A)  The parties shall endeavor to mutually select a qualified commercial real estate broker, licensed in the State of California, with at least five (5) consecutive years' experience in determining fair market rental rates in the San Mateo, California vicinity. If Sublandlord and Subtenant are unable to so agree upon a single commercial real estate broker within ten (10) days after the expiration of such thirty (30) day period, then each party shall appoint one (1) commercial real estate broker with similar qualifications by written notice to the other, to be given within ten (10) days after the end of said first ten (10) day selection period. Within ten (10) days after the two (2) commercial real estate brokers are appointed, such two commercial real estate brokers shall appoint a third commercial real estate broker with similar qualifications, who will charge a commercially reasonably hourly rate for its services. The Fair Market Rent shall be the rate determined by the third commercial real estate broker provided, however, if either Sublandlord or Subtenant fails to appoint its broker within the prescribed time period, the single commercial real estate broker appointed by the other party shall determine the Fair Market Rent amount for the Subleased Premises.

              (B)  In connection with the determination of the Fair Market Rent by the commercial real estate broker, Sublandlord and Subtenant shall within thirty (30) days of the appointment of the single commercial real estate broker or the third commercial real estate broker, as the case may be, deliver to such commercial real estate broker Sublandlord's and Subtenant's estimate of the Fair Market Rent, with such supporting documentation as Sublandlord and Subtenant shall determine in their sole respective discretion. If either party fails to provide an estimate to the broker within said time period, then the sole estimate provided shall be deemed the Fair Market Rent. The commercial real estate broker shall have thirty (30) days following receipt of such information from Sublandlord and Subtenant to either pick the Fair Market Rent as determined by Sublandlord or the Fair Market Rent that is determined by Subtenant. The broker shall have no power or authority hereunder to pick any other amount as Fair Market Rent or to average Sublandlord and Subtenant's estimates. The decision of the single commercial real estate broker or the third commercial real estate broker, as applicable, shall be binding and conclusive on the parties hereto and shall be enforceable as a judgment by the prevailing party against the losing party. If any commercial real estate broker shall fail, refuse, or become unable to act, a new commercial real estate broker shall be appointed in his or her place following the same method as was originally followed with respect to the commercial real estate broker to be replaced. Sublandlord and Subtenant shall each pay the fees and expenses of the commercial real estate broker it appoints, but if only one commercial real estate broker is used, or if a third commercial real estate broker is used, the fees and expenses of such sole or third commercial real estate broker, as the case may be, shall be paid by the party whose estimate was not chosen as the Fair Market Rent. All other expenses shall be borne by the parties. All hearings and proceedings held and all investigations and actions taken by the commercial real estate broker shall take place in the Redwood City/San Mateo vicinity.

              (C)  If the amount of the Fair Market Rent is not known as of the commencement of the Option Term, then Subtenant shall continue to pay the Base Rent in effect immediately prior to the commencement of the Option Term until the amount of the fair market rent is determined. When such determination is made, Subtenant shall pay to Sublandlord any deficiency within ten (10) business days following written notice by Sublandlord.

            (iii)  "Fair Market Rent" Defined.    As used herein, "Fair Market Rent" shall mean the actual "base rent" being paid by renewal subtenants for similar premises of comparable size and location in buildings similar in age and quality as the Subleased Premises in the San Mateo/Foster City vicinity (with appropriate adjustment for tenant improvements, economic concessions, brokerage fees, base years, etc.), taking into account amenities available at the Building in comparison with amenities available at comparison properties, but in no event less than the Base Rent rate payable by Subtenant during the final twelve (12) months of the initial Term (i.e., $1.85 per rentable square foot per month).

        4.     Rent.

          4.1   Rent Payments.

            (a)   From and after the Commencement Date, Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term ("Base Rent") the following:

Months Following Commencement Date	Monthly Base Rent Per Rentable Square Foot	Monthly Base Rent
1 - 12*	$1.50 on 55,000 sq. ft.	$82,500.00
13 - 24	$1.54 on 55,000 sq. ft.	$84,700.00
25 - 36	$1.64 on 59,236 sq. ft.	$97,147.00
37 - 48	$1.75 on 59,236 sq. ft.	$103,663.00
49 - 52	$1.85 on 59,236 sq. ft.	$109,586.60

*
If the Commencement Date is a date other than the first (1st) day of a calendar month, then the "first" month following the Commencement Date shall be the first full month after the month in which the Commencement Date occurs. For example, if the Commencement Date is January 15, 2007, for the purposes of this schedule, the first "month" following the Commencement Date will be February, 2007, and thus "months 1 - 12" in the above-referenced chart would expire as of January 31, 2008.

        Base Rent shall be paid on the first day of each month commencing as of the expiration of the Rent Abatement Period (defined in Section 3(b) below), except that Subtenant shall pay the first month's Base Rent to Sublandlord upon execution of this Sublease and delivery of this Sublease to Sublandlord; said pre-paid Base Rent will be applied towards Base Rent first payable following the Rent Abatement Period. If the Term does not begin on the first day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:

    1001 Sunset Boulevard
    Rocklin, CA 95765
    Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing, or by electronic transfer to the account identified by Sublandlord.

          (b)   Abatement.

            (i)    Abatement Period.    Notwithstanding anything in Section 4.1(a) above to the contrary, so long as Subtenant is not in default under this Sublease, Subtenant shall be entitled to an abatement of Base Rent and Operating Costs (defined in Section 4.2 below) for the first ten (10) calendar months of the Term (the "Rent Abatement Period"). The total amount of Rent abated during the Rent Abatement Period is referred to herein as the "Abated Rent". If Subtenant defaults in any material respect during the Rent Abatement Period and fails to cure such default within any applicable cure period, there will be no further abatement of Rent under this Section 4.1(c)(i).

            (ii)   Square Footage Abatement.    In addition to the Base Rent abatement provided for in Section 3(c)(i) above, during the initial twenty-four (24) calendar months of the Term (the "Square Footage Abatement Period"), Base Rent and Subtenant's Percentage Share will be calculated as if the Subleased Premises contain 55,000 rentable square feet; the Base Rent schedule set forth in Section 4.1(a) above reflects the calculations described in this Section 4.1(c)(ii).

          4.2   Operating Costs.

            (a)   Definitions.    For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:

              (i)    "Additional Rent" shall mean the sums payable pursuant to Section 4.2(b) below.

              (ii)   "Operating Costs" shall mean Operating Expenses (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.

              (iii)  "Rent" shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease.

              (iv)  "Subtenant's Percentage Share" shall mean (i) during the Square Footage Abatement Period, 43.36% and, (ii) thereafter, 46.99%. Subtenant's Percentage Share has been obtained by dividing (x) with respect to the Square Footage Abatement Period, 55,000, and (y) with respect to the period thereafter, the rentable area of the Subleased Premises (i.e., 59,236), respectively, by (z) the rentable area of the Master Lease Premises and multiplying such quotient by 100. In the event Subtenant's Percentage Share is changed during a calendar year by reason of a change in the rentable area of the Subleased Premises or the Master Lease Premises, Subtenant's Percentage Share shall thereupon be adjusted to equal the result obtained by dividing the rentable area of the Subleased Premises by the rentable area of the Master Lease Premises and multiplying such quotient by 100. and Subtenant's Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

          (b)   Payment of Additional Rent.    In addition to the Base Rent payable pursuant to Section 4.1 above, from and after the expiration of the Rent Abatement Period, for each calendar year of the Term, subject to Section 4.1(b)(ii), Subtenant, as Additional Rent, shall pay Subtenant's Percentage Share of Operating Costs payable by Sublandlord for the then current calendar year. Sublandlord shall give Subtenant written notice of Sublandlord's estimate of the amount of Additional Rent per month payable pursuant to this Section 4.2(b) for each calendar year promptly following the Sublandlord's receipt of Landlord's estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 4.2(b) shall be determined and adjusted in accordance with the provisions of Section 4.2(c) below.

          (c)   Procedure.    The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

            (i)    Delivery of Estimate; Payment.    Upon receipt of a statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under Section 4.2(b) for the ensuing calendar year, which estimate shall be prepared based on the estimate received from Landlord (as Landlord's estimate may change from time to time), together with a copy of the statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.

            (ii)   Sublandlord's Failure to Deliver Estimate.    In the event Sublandlord's notice set forth in Subsection 4.2(c)(i) is not given on or before December of the calendar year preceding the calendar year for which Sublandlord's notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Sublandlord monthly such new estimated payments, (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice and (iii) if the monthly installment of the new estimate of such Additional Rent is less than the monthly installment of the estimate for the previous calendar year, an amount equal to the difference of such monthly installment multiplied by the number of full or partial calendar months of such year preceding the delivery of such notice shall be credited against the next payment of Rent coming due by Subtenant under this Sublease.

          (d)   Year End Reconciliation.    After the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement ("Sublandlord's Statement") of the adjustment to be made pursuant to Section 4.2 for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord. If, on the basis of such Sublandlord's Statement, Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended. Sublandlord shall credit such excess to the next payment of Rent coining due or, if the term of this Sublease is about to expire or has expired, promptly refund such excess to Subtenant. If, on the basis of such Sublandlord's Statement, Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the statement from Sublandlord to Subtenant.

          (e)   Audit Right.

            (i)    Subtenant shall have the right, within three hundred sixty-five (365) days following delivery of Sublandlord's Statement, to review Sublandlord's allocation of Operating Expenses (as defined in the Master Lease) to Subtenant's Percentage Share of Operating Costs payable hereunder. Such review may be performed by an employee of Subtenant and/or a certified public accountant, provided that any such individual or firm shall not be compensated on a so-called "contingency" basis. Such review shall be performed at Subtenant's sole cost and expense, provided, however, that if Sublandlord's Statement is determined to have overstated Subtenant's Percentage Share of Operating Costs payable hereunder by two percent (2%) or more, Sublandlord shall reimburse Subtenant for the reasonable cost of such audit, and, in addition, in the event that any such audit determines that Sublandlord's Statement has overstated Operating Costs payable hereunder, Sublandlord shall reimburse Subtenant for the amount of any such overpayment actually made by Subtenant.

            (ii)   Subtenant may, by written notice to Sublandlord, elect, pursuant to the provisions of Section 7.E of the Original Master Lease, to cause Sublandlord to examine the books and records of Landlord relevant to a Sublandlord's Statement. In such event, (A) such examination shall be conducted by a party meeting the qualifications for the review of the books and records of Landlord as described in the Master Lease, which party shall be designated and compensated by Subtenant, but who shall be acting as Sublandlord's representative for the purposes of examining any such books and records of Landlord, (B) such party shall render a written report of such examination and such party's findings and recommendations with respect thereto, a true copy of which shall be delivered to Sublandlord within ten (10) days after such report is completed. Such audit shall be commenced and prosecuted with reasonable diligence by Sublandlord on behalf of Subtenant (provided that Subtenant requests such an audit in a timely fashion so that Sublandlord can timely exercise its rights under Section 7.E of the Original Master Lease) and any reasonable expense incurred by Sublandlord in connection with such audit (including reasonable attorneys' fees and costs) shall be reimbursed by Subtenant as additional Rent hereunder within ten (10) business days following invoice therefor. Any recovery from any such examination of the books and records of Landlord shall be applied first to Subtenant, in the amount of the costs and expenses of such examination (to the extent such costs and expenses were paid for by, or reimbursed to Sublandlord by, Subtenant) and, second, shall be allocated among Sublandlord and Subtenant in accordance with the proportionate area of the Master Lease Premises that each occupies.

          (f)    Survival.    The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsections 4.2(d) and (e), and such obligations shall survive, remain to be performed after, any expiration or earlier termination of this Sublease; subject to the terms of said Subsections.

          (g)   Adjustment for Subtenants' Consumption of Excess Electricity.    If Sublandlord determines that any of its subtenants in the Building (including Subtenant) is consuming electricity in their respective subleased premises at a rate materially in excess of the average rate of electrical consumption of Sublandlord's other subtenants in the Building, as reasonably determined by Sublandlord, Sublandlord will use reasonable efforts to enforce the provisions of Section 15.B of the Original Master Lease (as incorporated into this Sublease and the subleases of such other subtenants) to allow Sublandlord to separately meter the electrical consumption of subtenants consuming excess electricity and to charge said subtenants on a direct basis for their excess electricity usage with an appropriate adjustment in Additional Rent payable by other subtenants, including Subtenant.

        5.     Security Deposit.

          (a)   Generally.    On or before the date that is ten (10) business days following procurement of the Consent, Subtenant shall deposit with Sublandlord the sum of $495,000.00 (the "Security Deposit"). The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the provisions of this Sublease to be performed or observed by Subtenant. If Subtenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provisions of this Sublease, and such failure or default is not cured within the applicable notice and cure period, Sublandlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other sum in default, to repair or maintain the Subleased Premises, to perform any other terms, covenants, or conditions contained in this Sublease, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. If Sublandlord so uses or applies all or any portion of the Security Deposit, Subtenant shall within ten (10) days after demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Subtenant's failure to do so shall be a material breach of this Sublease. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit, or so much thereof as has not theretofore been applied by Sublandlord, shall be returned, without interest, to Subtenant (or, at Sublandlord's option, to the last assignee, if any, of Subtenant's interest hereunder) within thirty (30) days following the later to occur of (x) the expiration or termination of the Term, and (y) Subtenant's vacation of the Subleased Premises. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Security Deposit. Sublandlord will not be required to keep the Security Deposit separate from its other accounts.

          (b)   Letter of Credit.    Subtenant may elect to deliver the Security Deposit in the form of an unconditional, irrevocable, transferable standby letter of credit (the "Initial Letter of Credit") in the form attached hereto as Exhibit D in the amount of $495,000.00 and issued by Silicon Valley Bank or other financial institution reasonably acceptable to Sublandlord (such financial or banking institution must have a credit rating of "AA" or better from both Moody's and Standard and Poor's). Sublandlord may draw upon the Initial Letter of Credit or any Replacement Letter of Credit (as that term is defined below) on or after the occurrence of either: (i) an uncured event of default under this Sublease (after notice and the passage of the applicable cure period); or (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 5; provided that in the event of (i), Sublandlord may, at Sublandlord's sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord's sole election as Sublandlord incurs further damage).

            (i)    Delivery of Replacement Letter of Credit.    Subtenant shall deliver to Sublandlord a new letter of credit (a "Replacement Letter of Credit") at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by

    Sublandlord (hereinafter, the Initial Letter of Credit and any Replacement Letter of Credit may be generically referred to as a "Letter of Credit"). Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution acceptable to Sublandlord in its reasonable judgment (such financial or banking institution must have a credit rating of "AA" or better from both Moody's and Standard and Poor's); (ii) be in the same form as the letter of credit attached to this Sublease as Exhibit D; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the amount specified in Section 5(b). Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 5, Sublandlord shall return to Subtenant any previously delivered Letter of Credit then held by Sublandlord.

            (ii)   Draw Upon Letter of Credit.    All proceeds of a draw upon of any Letter of Credit performed in accordance with the provisions of this Section 5(b) shall be applied by Sublandlord to damages incurred by Sublandlord as a result of the event giving rise to the draw; any excess proceeds of any such draws will be held by Sublandlord as a security deposit in accordance with the provisions of Section 5(a) above, and, at the sole election of Sublandlord, applied on one or more occasions to remedy failures on the part of Subtenant in the payment of Rent, to repair damages to the Subleased Premises caused by Subtenant and to clean the Subleased Premises.

            (iii)  Sublandlord's Transfer.    If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) the Initial Letter of Credit or any Replacement Letter of Credit shall be transferred to Sublandlord's successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Initial Letter of Credit and any Replacement Letter of Credit; and (iii) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of the interest of Sublandlord in the Subleased Premises.

          (c)   Reduction.    Notwithstanding the foregoing provisions of this Section 5 to the contrary, if, at any time during the Term, the Reduction Conditions (defined below) occur, then, upon written request by Subtenant, Sublandlord will agree to reduce the Security Deposit to the sum of $200,000.00. If the Security Deposit is then held in cash, such reduction shall be accomplished by Sublandlord returning to Subtenant any excess Security Deposit held by Sublandlord; if, instead, Subtenant has deposited a Letter of Credit with Sublandlord, such reduction may be accomplished by either (i) an amendment to the then-existing Letter of Credit reducing the face amount thereof or (ii) Subtenant procuring a replacement Letter of Credit in the amount of $200,000.00, and delivering the same to Sublandlord, following which Sublandlord shall return the Letter of Credit then held by Sublandlord to Subtenant. As used herein, the Reduction Conditions shall mean the following: (i) Subtenant is not then in default hereunder (beyond the giving of applicable notice and the passage of applicable grace periods) as of the date of Subtenant's initial request that the Security Deposit be reduced and (ii) Subtenant shall have demonstrated to Sublandlord's reasonable satisfaction that Subtenant has had Positive Cash Flow (described below) for the most recent four (4) consecutive calendar quarters. Subtenant shall be deemed to have a "Positive Cash Flow" during a calendar quarter if the Gross Revenues (described below) of Subtenant for that calendar quarter exceed Subtenant's expenses (including, without limitation, all taxes, interest, bonuses and other compensation, dividends or other distributions to Subtenant's shareholders, and repayment of loans) for that calendar quarter. "Gross Revenues" of Subtenant for a calendar quarter means all revenues received by Subtenant in that quarter, excluding (a) capital contributions to Subtenant from its shareholders, (b) proceeds of any sale of securities or debt instruments by Subtenant, (c) amounts borrowed by Subtenant, including any amounts borrowed from any affiliate, and (d) proceeds of any sale of all or part of the assets of Subtenant other than in the ordinary course of Subtenant's business. Subtenant's Positive Cash Flow shall be determined in accordance with Subtenant's historical accounting practices, consistently applied.

        6.     Expansion Option.

          (a)   Generally.    Subject to any sublease or options (whether characterized as expansion option, rights of first refusal, rights of first offer, or otherwise) of the subtenant of the fourth floor of the Building as of the date of this Sublease ("Wageworks"), in existence as of the date of this Sublease, Subtenant shall have the option (the "Expansion Option") to lease all or (subject to the provisions set forth below regarding the procurement of Sublandlord's consent) a portion of the area located on the second (2nd) floor of the Building and shown cross-hatched on Exhibit A-4 to this Sublease (the "Expansion Area") if:

            (i)    Sublandlord receives written notice (the "Expansion Notice") from Subtenant of the exercise of its Expansion Option (if Subtenant desires to exercise the Expansion Option with respect to less than all of the Expansion Area, the Expansion Notice will set forth in reasonable detail the portion of the Expansion Area with respect to which Subtenant desires to exercise the Expansion Option, which will be subject to Sublandlord's prior written consent, Subtenant acknowledging that while Sublandlord will grant or withhold such consent in good faith, Sublandlord may withhold consent to such proposed leasing of a portion of the Expansion Area if Sublandlord determines that the remainder of the Expansion Area will not be reasonably accessible or is configured in a manner which is not conducive to Sublandlord's efforts to market such space for subleasing. if Sublandlord disapproves Subtenant's proposed subleasing of a portion of the Expansion Area, (i) Sublandlord notify Subtenant in writing, specifying in such notice the rationale therefor, (ii) Sublandlord will meet and confer with Subtenant in a good faith effort to determine whether there is a mutually acceptable configuration of a portion of the Expansion Area which Subtenant is willing to accept and Sublandlord is willing to consent to, and (iii) Subtenant will not be deemed to have exercised the Expansion Option; if the parties reach agreement upon the configuration and location of such a portion of the Expansion Area for the purposes of Subtenant's exercise of the Expansion Option, Subtenant may again deliver an Expansion Notice with respect to the agreed-upon space; provided, however, that at any time during the period prior to the delivery of such Expansion Notice, Sublandlord may deliver an Offer Notice to Subtenant in accordance with Section 6(f) below, in which event the provisions of Section 6(f) shall control (the space with respect to which Subtenant ultimately exercises the Expansion Option being referred to herein as the "Expansion Space");

            (ii)   Subtenant is not in default (beyond any applicable notice and cure period) under this Sublease at the time Sublandlord receives the Expansion Notice; and

            (iii)  no more than fifty percent (50%) Subleased Premises is further sublet at the time Sublandlord receives the Expansion Notice (other than to an Affiliate or pursuant to a Permitted Transfer under Section 21.A(3) of the Original Master Lease); and

            (iv)  this Sublease has not been assigned (other than to an Affiliate or pursuant to a Permitted Transfer under Section 21.A(3) of the Original Master Lease) prior to the time Sublandlord receives the Expansion Notice; and

            (v)   the Expansion Space is intended for the exclusive use of Subtenant only; and

            (vi)  Subtenant has not vacated or abandoned the Subleased Premises at the time Sublandlord receives the Expansion Notice.

          (b)   Rent.

            (i)    The Base Rent rate(s) per rentable square foot for the Expansion Space shall be the same as the Base Rent rate(s) per rentable square foot for the initial Subleased Premises on the date the term for the Expansion Space commences, and shall increase at such times and in such amount as Base Rent for the initial Subleased Premises, it being the intent of Sublandlord and Subtenant that the Base Rent rate(s) per rentable square foot for the Expansion Space shall always be the same as the Base Rent rate(s) per rentable square foot for the initial Subleased Premises, subject to abatement as expressly set forth in Section 6(d)(ii), below.

            (ii)   Subtenant shall pay Operating Costs for the Expansion Space on the same terms and conditions set forth in Section 4 of this Sublease, provided that Subtenant's Percentage Share shall be increased appropriately to account for the addition of the Expansion Space.

            (iii)  The Security Deposit will be increased by an amount equal to:

              (A)  if Subtenant delivers its Exercise Notice prior to the first (1st) anniversary of the Commencement Date, six (6) months' Base Rent initially payable for the Expansion Space; or

              (B)  if Subtenant delivers its Exercise Notice following the first (1st) anniversary of the Commencement Date, (x) six (6) months Base Rent payable for the Expansion Space multiplied by (y) a fraction, the numerator of which is the number of complete or partial calendar months remaining in the Term as of the date Subtenant delivers its Exercise Notice and the denominator of which is forty (40) (the "Fraction").

  Subtenant will deliver such increased portion of the Security Deposit prior to Subtenant's occupancy of the Expansion Space (but Subtenant's failure to timely deliver such increased portion of the Security Deposit will not postpone the commencement of Subtenant's obligation to pay Base Rent for the Expansion Space). Any such additional Security Deposit will be subject to reduction to an amount equal to forty percent (40%) of the initial additional Security Deposit amount as, when and if the initial Security Deposit is reduced pursuant to Section 5(c) above.

          (c)   Term.    The term for the Expansion Space shall commence on the later to occur of (i) a date set forth in Subtenant's Expansion Notice, which date cannot be more than thirty (30) days following the date of delivery of Subtenant's Expansion Notice, and (ii) the date that Sublandlord delivers possession of the Expansion Space to Subtenant for the purpose of Subtenant constructing Subtenant Improvements (defined in Section 16 below) therein, which date cannot be more than thirty (30) days following the date set forth in Subtenant's Expansion Notice. From and after the commencement of the term for the Expansion Space, the Expansion Space shall be considered a part of the Subleased Premises, subject to all the terms and conditions of this Sublease.

          (d)   Acceptance.

            (i)    Generally.    The Expansion Space (including improvements and personally, if any) shall be accepted by Subtenant in its "as-built" condition and configuration existing on the earlier of the date Subtenant takes possession of the Expansion Space or as of the date the term for the Expansion Space commences; provided, that Sublandlord will construct in the Expansion Space the Second Floor Sublandlord Work (defined in Section 16 below and Exhibit C attached hereto). The construction of the Second Floor Sublandlord Work may take place concurrently with the construction of Subtenant's Improvements in the Expansion Space.

            (ii)   Allowance; Abatement.    If Subtenant delivers its Exercise Notice prior to the first (1st) anniversary of' the Commencement Date, Subtenant shall be entitled to an improvement allowance equal to Forty Five Dollars ($45.00) per rentable square foot of the Expansion

    Space, and Subtenant shall receive an abatement of Base Rent and Operating Costs payable with respect to the Expansion Space for the initial one hundred twenty (120) days following delivery of the Expansion Space to Subtenant, in the manner described in Section 4.1(b) above. If Subtenant delivers its Exercise Notice after the first (1st) anniversary of the Commencement Date, then (x) the improvement allowance will be an amount equal to forty Five Dollars ($45.00) per rentable square foot in the applicable Expansion Space, multiplied by the Fraction, and (y) the length of the abatement period with respect to Base Rent and Operating Costs payable for the Expansion Space will be one hundred twenty (120) days, multiplied by the Fraction.

            (iii)  No Other Allowances. Except as expressly set forth herein, no allowances, credits, abatements or other concessions (if any) set forth in this Sublease for the initial Subleased Premises shall apply to-the Expansion Space.

          (e)   Expansion Amendment.    If Subtenant is entitled to and properly exercises the Expansion Option, Sublandlord shall prepare an amendment (the "Expansion Amendment") to reflect the commencement date of the term for the Expansion Space and the changes in Base Rent, rentable area of the Subleased Premises, Subtenant's Percentage Share, the improvement allowance and Rent abatement described in Section 6(d) above, if applicable and other appropriate terms. A copy of the Expansion Amendment conforming to the terms of this Section 6 shall be (i) sent to Subtenant within a reasonable time after receipt of the Expansion Notice (not to exceed thirty (30) days, and (ii) executed by Subtenant and Sublandlord within thirty (30) days thereafter. However, if Subtenant has delivered an Expansion Notice, Subtenant will be irrevocably bound to lease the Expansion Space from Sublandlord on the terms set forth herein regardless of whether Subtenant or Sublandlord timely execute and deliver an Expansion Amendment.

          (f)    Offer Notice.    Notwithstanding the foregoing provisions of this Section 6 to the contrary, if at any time prior to Subtenant's delivery to Sublandlord of an Expansion Notice, Sublandlord receives an offer from a third party to sublease all or any portion of the Expansion Space, Sublandlord shall give written notice to Subtenant ("Offer Notice") of such event, specifying in such Offer Notice whether all or a portion of the Expansion Space is covered by such offer. In such event, Subtenant shall have five (5) business days following delivery of such Offer Notice in which to deliver an Expansion Notice to Sublandlord, thereby exercising Expansion Option with respect to the Expansion Space (or, at Subtenant's option, such portion of the Expansion Space that is the subject of the offer). If Subtenant fails to timely deliver an Expansion Notice following Sublandlord's delivery to Subtenant of an Offer Notice, Sublandlord shall be free to sublease the applicable portion of the Expansion Space to such third party, upon such terms and conditions as Sublandlord may deem appropriate, and the Expansion Option shall thereafter be null and void and of no further force and effect with respect to such portion of the Expansion Space; provided that if the Offer Notice covers only a portion of the Expansion Space, then Subtenant will continue to have the Expansion Option with respect to the remainder of the Expansion Space, subject to Sublandlord's right to deliver an Offer Notice to Subtenant with respect to such space in accordance with the provisions of this Section 6(0.

        7.     Use and Occupancy.

          7.1   Use.    The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose.

          7.2   Compliance with Master Lease.    Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and each party agrees that it will not do or omit to do or permit any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord or Subtenant liable for any damage, charge or expense thereunder. Except as otherwise expressly provided herein, Sublandlord will perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Subleased Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. Each party further covenants and agrees to indemnify the other party against and hold the other harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, such party's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges). Sublandlord shall not amend or modify the Master Lease in any manner that would increase Subtenant's obligations (other than in a de minimis manner, such as adding additional notice recipients) or adversely affect Subtenant's rights under this Sublease without the consent of Subtenant, which may be granted or withheld in Subtenant's sole discretion. Nothing set forth in this Sublease will preclude Sublandlord from exercising any rights under the Master Lease to terminate the Master Lease in the event of casualty or condemnation.

          7.3   Landlord's Obligations.    Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by Landlord or otherwise, including, without limitation, heat, air -conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease except as otherwise provided herein, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may be necessary, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord. Notwithstanding the foregoing provisions of clause (i) above, if an Essential Services Interruption Event (as said term is defined in Section 15.B of the Original Master Lease) occurs which is due to the act or omission of Sublandlord, and Subtenant is prevented from using, and does not use, an Affected Area (as said term is defined in Section 15.B of the Original Master Lease) as a result of such Essential Services Interruption event for a period in excess of the Eligibility Period (as said term is defined in Section 15.B of the Original Master Lease), the Rent payable under this Sublease shall be abated after the expiration of the Eligibility Period for such time that Subtenant continues to be prevented from using, and does not use, the Affected Area in the proportion that the rentable area of the Affected Area bears to the total rentable area of the Subleased Premises.

        8.     Master Lease and Sublease Terms.

          8.1   Subject to Master Lease.    This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

          8.2   Representations.    Sublandlord represents and warrants to Subtenant that (a) Sublandlord has delivered to Subtenant a full and complete copy of the Master Lease and all other agreements between Landlord and Sublandlord relating to the leasing, use and occupancy of the Premises, (b) the Master Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Master Lease and, to Sublandlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of giving notice and/or the expiration of the period of time to cure.

          8.3   Incorporation of Terms of Master Lease.    The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

          8.4   Modifications.    For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

            (a)   Approvals.    In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

            (b)   Deliveries.    In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

            (c)   Damage; Condemnation.    In the event of any Taking or Casualty. as defined in the Master Lease, Subtenant shall have the same rights to terminate this Sublease and/or to enjoy any abatement of rent as Sublandlord, as Tenant, has under the Master Lease. Notwithstanding anything to the contrary in the Master Lease as incorporated herein, Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain.

            (d)   Insurance.    In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. The first sentence of Section 8B(2) of the Master Lease shall not be interpreted to require Subtenant to carry product liability insurance.

          8.5   Exclusions.    Notwithstanding the' terms of Section 8.2 above, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

            (a)   Original Master Lease:    Basic Lease Information (other than definition of "Project Description", "Permitted Use", and "Occupancy Density"), Articles 2, 3, 6, Section 7.E, Section 8.B(7), Section 13.B, Articles 19, 25, 32, 33, Sections 38.J., 38.L, 38.U, 39.A, 39.C, 39.0, 39.E and Exhibit C.

            (b)   First Amendment:    All.

          8.6   Additional Modifications.    Notwithstanding the terms of Section 8.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

            (a)   With respect to Section 4.C of the Original Master Lease, references to "Landlord" in the eighth (8th) sentence of said section shall be deemed to be references to Landlord and not Sublandlord. Similarly, references in the final two (2) sentences of Section 4.C of the Original Master Lease to "Landlord" shall be deemed to be references to Landlord and not Sublandlord;

            (b)   With respect to the first (1st) full paragraph of the Original Master Lease following Section 7(A)(4) of the Original Master Lease, references to "Building and/or Project" or "Building or Project" shall be deemed to be references to the Master Lease Premises;

            (c)   The fifth (5th) sentence of Section 12.A of the Original Master Lease shall be revised to provide that Subtenant shall have the right, without the consent of Sublandlord, to make Alterations that comply with the provisions of this sentence and which cost, in the aggregate. less than Subtenant's Proportionate Share of Fifty Thousand Dollars ($50,000.00);

            (d)   With respect to Section 15.B of the Original Master Lease. Tenant shall be entitled to an abatement of rent in the event of an Essential Services Interruption Event (as said term is defined in said Section 15.B) only to the extent that Sublandlord is entitled to a similar abatement of rent or in the event such Essential Services Interruption Event is caused by Sublandlord or by Sublandlord's breach of this Sublease or the Master Lease:

            (e)   All references in Section 21.A(1) of the Original Master Lease to the "Recapture Amount" shall be deemed deleted, and no compensation shall be necessary for recapture by Sublandlord of any space which Subtenant proposes to sublease or assign;

            (f)    The definition of Bonus Rent in Section 21.B of the Original Master Lease is revised to delete clause (ii) from the first (1st) sentence of Section 21.B of the Original Master Lease; additionally, Bonus Rent will be calculated based upon the Rent payable by Subtenant as adjusted pursuant to Sections 4.1(c)(i) and 4.1(c)(ii); and

            (g)   With respect to Article 37 of the Original Master Lease, the reference in the first (1st) sentence to the "Basic Lease Information" shall be deemed a reference to Section 18 below.

            (h)   With respect to Exhibit C to the Original Master Lease, the parties acknowledge that Section 16 below generally governs Sublandlord's approval of Subtenant's initial improvement of the Subleased Premises and the disbursement of the Allowance (as defined in Section 16 below) therefor. However, as this Sublease is subject and subordinate to the Master Lease, Subtenant will nonetheless be additionally required to (i) construct its improvements in the Subleased Premises in accordance with the specifications included in Schedule 2 and Schedule 3 attached as Exhibit C to the Original Master Lease, to the extent applicable to the Subleased Premises, (ii) if requested by Landlord, comply with the provisions of Sections 5.2 and 5.3 of Exhibit C to the Original Master Lease, (iii) procure Landlord's approval of plans and specifications, contractors and subcontractors in accordance with the provisions of Exhibit C to the Original Master Lease and (iv) comply with the provisions of Sections 6.4 and 8.2 of Exhibit C to the Original Master Lease.

        9.     Assignment and Subletting.    Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 21 of the Original Master Lease, and Sublandlord (in addition to Master Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under such Article 21. Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord's reasonable out-of-pocket costs relating to Subtenant's request for such consent, not to exceed $1,500 in each instance, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord's and Sublandlord's receipt of all such fees and costs.

        10.   Default.    Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of any applicable grace or cure period provided in the Master Lease, less three (3) business days. provided that in no event shall any such period be shortened to less than three (3) days.

        11.   Remedies.    In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

        12.   Right to Cure Defaults.    If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant's account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) ten percent (10%) per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of demand to Subtenant until repaid. If Sublandlord undertakes to perform any of Subtenant's obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

        13.   Consents and Approvals.    Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, or delay its consent to or approval of a matter requiring Sublandlord's consent hereunder. In the event Landlord's consent is required hereunder, Sublandlord hereby agrees to cooperate with Subtenant in obtaining such consent, including, without limitation, delivering any applicable documentation requested by Sublandlord.

        14.   Sublandlord's Liability.    Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord's obligations under the Master Lease, except to the extent caused by Sublandlord or Sublandlord's breach of this Sublease or the Master Lease, (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant's intended uses, except to the extent caused by the gross negligence or willful misconduct of Sublandlord or Sublandlord's breach of this Sublease or the Master Lease. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease. no personal liability shall at any time be asserted or enforceable against Sublandlord's stockholders, directors, officers, or partners on account of any of Sublandlord's obligations or actions under this Sublease. As used in this Sublease, the term "Sublandlord" means the holder of the tenant's interest under the Master Lease and "Sublandlord" means the holder of sublandlord's interest under this Sublease. In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder, provided that Sublandlord has delivered the Security Deposit and/or Letter of Credit to the transferee and the transferee has expressly assumed Sublandlord's obligations under this Sublease. Sublandlord shall transfer and deliver any then existing Security Deposit and/or Letter of Credit to the transferee of Sublandlord's interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

        15.   Attorneys' Fees.    If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorney's fees and costs from the other party.

        16.   Delivery of Possession.

          16.1 Generally.    Except as expressly provided in this Sublease, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the Commencement Date. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy; except that Sublandlord will, at Sublandlord's expense, construct the improvements described in the Work Agreement attached hereto as Exhibit C (the "Sublandlord Work") no later than January I, 2007 (a "Target Completion Date"); additionally, if Subtenant exercises the

  Expansion Option, Sublandlord will perform the work described in Exhibit C attached hereto as the "Second Floor Sublandlord Work" in the Expansion Space prior to the scheduled date of delivery of the Expansion Space, described in Section 6(c) above (a "Target Completion Date"). In the event that Sublandlord shall have failed to complete the Sublandlord Work by the relevant Target Completion Date, and provided that such failure (x) is not caused by acts or omissions of Subtenant or Subtenant's employees, contractors, agents or representatives and (y) prevents Subtenant from carrying out the Subtenant Improvements or occupying the relevant space, effective upon completion of the Sublandlord Work, the Rent payable on the applicable Subleased Premises, or the Expansion Space, as applicable, shall be abated one day for each day of delay in completion of construction of the Sublandlord Work beyond the relevant Target Completion Date. Subtenant acknowledges that Sublandlord will be performing the Sublandlord Work concurrently with Subtenant's performance of Subtenant's initial Subtenant Improvements. The parties agree to cooperate in good faith to coordinate the concurrent performance of the Sublandlord Work and the initial Subtenant Improvements so as to avoid any interference of either party's work. In making and executing this Sublease. Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease. Except as described in Section 16.2(a) below, Subtenant shall not be required to remove, upon termination of the Term, any of the Sublandlord Work, Subtenant Improvements, telecommunications or data cabling, unless required by Landlord pursuant to the terms of the Master Lease.

          16.2   Subtenant's Improvements.

            (a)   Generally.    The parties hereto intend that Subtenant will construct certain improvements within all of the Subleased Premises, so as to fully build out the Subleased Premises ("Subtenant Improvements"). Subtenant acknowledges that, with respect to the First Floor Space, the floor is currently unfinished, and, as part of Subtenant's initial Subtenant Improvements, Subtenant must complete the floor of the First Floor Space. All Subtenant Improvements shall be carried out in accordance with the Master Lease, in connection therewith, Subtenant will design all Subtenant Improvements so as to conform with the requirements of Schedule 2 to Exhibit C to the Original Master Lease, and Subtenant will use structural or mechanical contractors from Landlord's list of required structural or mechanical contractors, a schedule of which is attached hereto as Exhibit C-1. Subtenant will also use contractors in other fields which are approved in advance by Landlord; a list of Landlord's pre-approved general contractors and electrical subcontractors is attached hereto as Exhibit C-1. Sublandlord acknowledges that Subtenant has also requested that Landlord approve additional general contractors.

            (b)   Sublandlord's Approval.

              (i)    Prior to commencement of any such work, Subtenant will submit to Sublandlord for Sublandlord's review and approval (A) the schedule of contractors and subcontractors whom Subtenant intends to engage to perform the initial Subtenant Improvements, (B) the plans and specifications for Subtenant's Initial Improvements, and (C) the construction contract which Subtenant intends to enter into with Subtenant's general contractor for the construction of the initial Subtenant Improvements (the pricing for the scope of the work covered by such construction contract must contain sufficient detail to allow Sublandlord to determine line item costs associated with major trades [mechanical, electrical, plumbing, lighting, paint, carpet, etc.] in order for Sublandlord to calculate associated costs on a "per rentable square foot" basis). Following Sublandlord's approval of the foregoing, Subtenant will submit to Sublandlord for Sublandlord's review and approval all change orders to such construction contract which materially change the scope of work under such construction contract. Subtenant expressly acknowledges that Sublandlord will withhold consent to (x) any build-out plan which does not include the construction of Subtenant Improvements to a first-class level (described below), in all of the Subleased Premises (i.e., Subtenant will not be permitted to "warehouse" a portion of the Subleased Premises or otherwise leave any portion of the Subleased Premises unimproved or under-improved) or (y) any scope of work in Subtenant's construction contract which does not describe the build-out of the entire Subleased Premises on a first-class level (including, without limitation, the following: the Subleased Premises shall have been improved with a drop ceiling, all necessary HVAC ductwork and systems will be operational, all improvements will be completed to the extent necessary to comply with Title 24 requirements and the Americans with Disabilities Act, and all surfaces shall be finished appropriately for similar first-class space in the vicinity of the Building (i.e., sheetrock taped, sanded and painted or otherwise covered, carpet or appropriate floor covering installed), or (z) any change order which Subtenant proposes which, in Sublandlord's good faith opinion, reduces the scope of the initial Subtenant Improvements such that less than the entire Subleased Premises is built out to a first-class level. If Sublandlord so disapproves such a change order, Subtenant will not enter into such change order and the construction of the Subtenant Improvements will be carried out without the revisions in scope described in such change order. If Sublandlord reasonably determines that Subtenant has violated the provisions of the immediately preceding sentence or otherwise reduced the scope of the initial Subtenant Improvements such that the entire Subleased Premises will not be built out at a first class level, then in addition to any other rights which may be available to Sublandlord, Sublandlord will have the right to stop disbursement of the Allowance until such violation is cured or Subtenant otherwise demonstrates to Sublandlord that the scope of Subtenant's work has not been so diminished.

              (ii)   Sublandlord will approve or disapprove Subtenant's proposed plans for the initial Subtenant improvements within ten (10) business days following receipt of same. If Sublandlord fails to respond to Subtenant's request for approval of Subtenant's plans in writing within seven (7) business days after delivery of Subtenant's request, Subtenant may send a second notice to Sublandlord, which notice must contain the following disclaimer in bold face, capitalized type: "NOTICE—SECOND REQUEST FOR CONSENT PURSUANT TO SECTION 16.2 OF SUBLEASE—FAILURE TO TIMELY RESPOND MAY RESULT IN DEEMED APPROVAL OF ALTERATIONS." If Sublandlord fails to respond in writing within three (3) business days after delivery of such second notice, the plans shall be deemed approved by Sublandlord (but shall still be subject to the approval of Landlord).

              (iii)  Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term and Subtenant shall be notified of such obligation in accordance with Section 12.D of the Original Master Lease; notwithstanding the foregoing, if Landlord does not require the removal of a specific Subtenant Improvement, Sublandlord will not require the removal of such Subtenant Improvement, unless (i) Subtenant does not exercise its Option to Extend, and (ii) in Sublandlord's good faith determination, such Subtenant Improvement is not typical for a normal class "A" office build-out (by way of example, but not by way of limitation, such Subtenant Improvement features an oversized data center, cafeteria, fitness center, or specialized improvements which are not amenable to reuse or re-lease by future occupants). Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of "as built" drawings of such work together with a CAD file of the "as-built" drawings in the then-current version of AutoCad. All further alterations to the Subleased Premises by Subtenant shall comply with the terms of Section 12 of the Original Master Lease, subject to Section 8.6(iii) of this Sublease.

          (c)   Landlord's Review.    Subtenant acknowledges that Landlord will have the right to review and approve all plans for Subtenant Improvements in accordance with the provisions of the Master Lease, and while Sublandlord will reasonably assist Subtenant in the procurement of such approval, Subtenant will use diligent efforts to provide Landlord with all information requested by Landlord in an effort to assist Landlord in evaluating and approving the Subtenant Improvements.

          (d)   Code-Required Work.    Sublandlord shall pay all cost incurred due to any condition in the elevator lobbies, common corridors and restrooms within the Master Lease Premises, a well as the restrooms located in the Third Floor Space, which does not comply with applicable laws on the Commencement Date, even if the requirement that such work be performed is triggered by any Subtenant Improvements. Except as provided above, if the performance of any work by Subtenant "triggers" a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements to the Building.

          (e)   Allowance.

            (i)    Generally.    Provided Subtenant is not in default hereunder, beyond any applicable notice and cure period, Sublandlord agrees to contribute $2,706,705.00 (the "Allowance") toward the cost of design, construction and other elements (i.e., "soft costs") of the initial Subtenant Improvements (which, with the consent of Landlord and the City of San Mateo, may include an exterior entry door to the First Floor Space). Prior to the commencement of construction of the initial Subtenant Improvements, Subtenant will submit to Sublandlord an estimate of the cost of design, construction and other elements (i.e., "soft costs") of such Subtenant Improvements based upon the general contractor's bid for the work of improving the entire Subleased Premises (the "Improvements Cost"). As work progresses, Sublandlord will disburse the Allowance to Subtenant in monthly draws based upon the ratio that the Allowance bears to the Improvements Cost (for example, if the Allowance is eighty percent (80%) of the Improvements Cost, Sublandlord will fund eighty percent (80%) of the monthly draws), as follows: monthly disbursements of the Allowance shall be paid to Subtenant's contractor within thirty (30) days after receipt of the following documentation: (x) an application for payment containing true, correct and complete copies of invoices from Subtenant's contractors or vendors covering all of the Subtenant Improvements covered by such draw; and (y) contractor's, subcontractor's and material supplier's conditional waivers of liens which shall cover all of the Subtenant Improvements and all other statements and forms required for compliance with the mechanics' lien laws of the state of California; notwithstanding anything herein to the contrary, Sublandlord shall not be obligated to disburse any portion of the Allowance during the continuance of any default by Subtenant under this Sublease which has remained uncured beyond the applicable cure period or at any time when Sublandlord in good faith has determined that Subtenant is not improving the entire Subleased Premises to a first-class condition, and Sublandlord's obligation to disburse shall only resume when and if such default or failure to improve the entire Subleased Premises is cured. Any Allowance not applied towards the cost of construction of the initial Subtenant Improvements may be applied by Subtenant towards the cost of purchase and installation of cabling, wiring, furniture, improvement of the exterior entry to the Subleased Premises and other costs of moving into the Subleased Premises; such application will take place by Sublandlord's reimbursement to Subtenant of such excess within thirty (30) days after written request by Subtenant, accompanied by applicable invoices. However, no such use of any portion of the Allowance will take place unless and until Subtenant has constructed Subtenant Improvements within the entire Subleased Premises to a first class standard, as described above. Any Allowance not applied to the foregoing costs following the full initial build-out of the Subleased Premises shall be applied as a credit against Base Rent next due and payable under this Sublease.

            (ii)   Eligible Personal Property.    If any portion of the Allowance is spent on the cost of acquisition of furniture or Eligible Personal Property (defined below), at Sublandlord's option, such furniture or Eligible Personal Property will become the property of Sublandlord at the expiration or sooner termination of the Term. As used herein, "Eligible Personal Property" shall mean major mechanical or electrical equipment (not including desktop computers), cubicles, major kitchen appliances and telecommunication or data cabling.

            (iii)  Additional Allowance.    If Subtenant applies the entire Allowance to the cost of its initial Subtenant Improvements (i.e., no portion of the Allowance is allocated to the cost of the purchase of furniture or other personal property or towards a credit against Base Rent, or towards any other expenditure other than the design and construction of Subtenant Improvements including the costs of permits), and provided Subtenant is not then in default under this Sublease (i.e., beyond the giving of applicable notice and the passage of applicable grace periods), Subtenant shall have the right to borrow up to $296,180.00 (i.e., $5.00 per rentable square foot of the Subleased Premises) (the "Additional Allowance") from Sublandlord in order to finance the cost of additional Subtenant Improvements (but not the purchase of personal property or credits against Base Rent). Any Additional Allowance borrowed by Subtenant hereunder shall be repaid to Landlord as Additional Base Rent in equal monthly installments over the then-remaining portion of the initial Term, together with interest at an annual rate equal to eight percent (8%) commencing as of the date such funds are advanced. If Tenant at any time is in default under this Sublease (i.e., beyond the giving of applicable notice and the passage of applicable grace periods) and this Sublease is terminated as a result of such default, the entire unamortized balance of the Additional Allowance borrowed by Subtenant shall be immediately due and payable and, except to the extent required by applicable law, shall not be subject to mitigation or reduction in connection with the reletting of the Subleased Premises by Sublandlord.

            (iv)  Third Floor Lobby Allowance.    In addition to the Allowance and any Additional Allowance, Sublandlord will provide Subtenant with an allowance in the amount of $13,000.00 to be applied towards the improvement of the elevator lobby on the third (3rd) floor of the Building (the "Lobby Allowance"). Subtenant will use the Lobby Allowance to construct improvements in the third (3rd) floor elevator lobby including, without limitation, the following: (i) carpeting, (ii) paint, (iii) sheetrock, and (iv) a sheetrock ceiling.

          (f)    MPOE.    The Building's Main Point of Entry ("MPOE") is located in the garage of Building. As part of the Subtenant Improvements, Subtenant shall install a connection between the Subleased Premises to the MPOE through the communications riser room; the location of Subtenant's connection shall be subject to the prior written approval of Sublandlord, which shall not be unreasonably withheld, conditioned or delayed and the prior written consent of Landlord.

          (g)   Building Management Systems.    In the design of all Subtenant Improvements, Subtenant will install "Automatic Controls" for all Building management system programming and communications. Sublandlord will provide Subtenant with appropriate specifications.

          (h)   Access Control.    As part of Subtenant's initial Subtenant Improvements, Subtenant shall have the right to install a controlled access system (i.e., a card key system) governing access to the Subleased Premises, subject to the review and approval of both Sublandlord and Landlord.

          (i)    Construction Administration Fee.    Notwithstanding the provisions of Section 12.B the Master Lease, Sublandlord shall not charge Subtenant any administration or construction management fee in connection with Subtenant's construction of the initial Subtenant Improvements in either the Subleased Premises described in recital B or in the Expansion Space. Subtenant shall pay or reimburse Sublandlord for any administration or construction management fee charged by Master Landlord on account of the Subtenant Improvements up to an amount equal to 3.5% of the cost of the initial Subtenant Improvements: pursuant to the Master Lease, subsequent alterations carried out by Subtenant entitle Landlord to charge a fee equal to five percent (5%) of the subsequent Subtenant Improvements, which will be payable by Subtenant. If Landlord requires the reimbursement of other professional fees or costs associated with Subtenant's initial Subtenant Improvements, Sublandlord will bear such fees and costs; this provision will not apply to reimbursable costs applicable to subsequent improvements constructed by or on behalf of Subtenant.

        17.   Holding Over.    If Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance unless Sublandlord has expressly consented to such holdover. Subtenant's occupancy of the Subleased Premises during the holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount equal to 150% of Base Rent due for the period immediately preceding the holdover plus all other amounts due hereunder. No unauthorized holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Subtenant holds over without Sublandlord's consent and Sublandlord is unable to deliver possession of the Subleased Premises (or any portion) to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant's holdover. Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant's holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.

        18.   Parking.    During the Term Subtenant shall be permitted to use one hundred eighty-one (181) of the unreserved parking spaces allocated to Sublandlord in the Master Lease in accordance with and subject to the terms of Article 32 of the Original Master Lease.

        19.   Notices:    Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States Certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

        Oracle USA, Inc.
        c/o Oracle Corporation
        1001 Sunset Boulevard
        Rocklin, California 95765
        Attn: Lease Administration

with a copy to:

        Oracle USA, Inc.
        c/o Oracle Corporation
        500 Oracle Parkway
        Box 50P7
        Redwood Shores, California 94065
        Attn: Legal Department

and (ii) if to Subtenant, at the following address:

Prior to the date Subtenant opens for business at the Subleased Premises:

        Epocrates, Inc.
        1800 Gateway Drive, Suite 300
        San Mateo, California
        94404 Attn: John Owens, V.P.

        After Subtenant opens for business at the Subleased Premises:

        Epocrates, Inc.
        110 Park Place, Suite 300
        San Mateo, CA 94403
        Attn: VP Human Resources

with a copy to:

        Cooley Godward Kronish LLP
        101 California Street, 5th Floor
        San Francisco, CA 94111
        Attn: Anna B. Pope, Esq.

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

        20.   Signage.    Subject to procuring the prior written approval of Landlord and Sublandlord (Sublandlord's approval not to be unreasonably withheld), Subtenant shall have the right to install (1) signage in the Subleased Premises in the third (3rd) floor elevator lobby, identifying Subtenant, at Subtenant's cost, (ii) Building-standard signage in the Building lobby directory identifying Subtenant, at Subtenant's cost, (iii) uniform signage in the Master Lease Premises identifying individual suites by number, at Sublandlord's cost, (iv) for so long as Subtenant subleases and occupies at least 40,000 rentable square feet in the Building, signage on the exterior of the Building, in two (2) locations as shown on Exhibit E attached hereto and of a design and size approved by Landlord, identifying Subtenant, at Subtenant's cost (the "Exterior Signage"). All such signage shall also be subject to the prior approval of the City of San Mateo where applicable. All costs of maintenance of any such signage shall be borne exclusively by Subtenant. On or before the Expiration Date, Subtenant, at Subtenant's sole cost and expense, will cause all such signage to be removed and all damage caused by the installation or removal of such signage shall be repaired to Landlord's satisfaction by Subtenant at Subtenant's sole cost and expense. The right to maintain the Exterior Signage is personal to the original Subtenant herein (and any Permitted Transferee of Subtenant meeting the requirements of Section 21.A(3) of the Original Master Lease, as incorporated herein by reference).

        21.   Brokers.    Subtenant represents that it has dealt directly with and only with NM BT Commercial ("Subtenant's Broker"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International ("Sublandlord's Broker"), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant's Broker and Sublandlord's Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

        22.   Complete Agreement.    There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

        23.   Interpretation.    Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

        24.   Counterparts.    This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

        IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:	ORACLE USA, INC., a Colorado corporation
By:	/s/ RANDALL W. SMITH
Print Name:	Randall W. Smith
Title:	VP Real Estate & Facilities
SUBTENANT:	EPOCRATES a Delaware corporation
By:	/s/ KIRK LOEVNER
Print Name:	Kirk Loevner
Title:	President & CEO

EXHIBIT A-1
Third Floor Space

[graphic of floor plan]

1

EXHIBIT A-2
Second Floor Space

[graphic of floor plan]

1

EXHIBIT A-3
First Floor Space

[graphic of floor plan]

1

EXHIBIT A-4
Expansion Space
2nd Floor

[graphic of floor plan]

1

EXHIBIT B
Commencement Agreement

Date

Subtenant	Epocrates, Inc.
Address

Re:
Commencement Letter with respect to that certain Sublease dated as of the        day of                , 2006, by and between ORACLE USA, INC., a Colorado corporation, as Sublandlord, and EPOCRATES, INC., a Delaware corporation, as Subtenant, for 59,236 rentable square feet on the first (1st), second (2nd) and third (3rd) floors of the Building located at 1100 Park Place, San Mateo, California.

Date
:

        In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1.	The Commencement Date is	:

2.	The Expiration Date is	.

        Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

Authorized Signatory
Agreed and Accepted:

Subtenant:	EPOCRATES, INC.
By:

Name:

Title:

Date:

1

EXHIBIT C

Sublandlord Work

        1.    Sublandlord Work:    Sublandlord, at its sole cost, shall perform the following Sublandlord Work in the areas of the Subleased Premises described below (the "Sublandlord Work"):

          (a)    First Floor Sublandlord Work.    The following work shall be performed by Sublandlord in the First Floor Space ("First Floor Sublandlord Work") following execution of this Sublease:

      (i)
      Restrooms.    Install Building-standard restrooms;

      (ii)
      Common Corridor.    Install common corridor, building lobby and elevator lobby;

      (iii)
      Demising Walls.    Install demising walls demising the First Floor Space (insulated, rocked, taped and ready for paint);

      (iv)
      Electrical Transformer.    Install electrical transformer in electrical closet located on first (1st) floor in compliance with the provisions of Schedule 2 to Exhibit C to the Master Lease (Subtenant will be responsible for installing individual electrical panels as part of the Subtenant Improvements);

      (v)
      Sprinkler Branches.    Install sprinkler main branches;

      (vi)
      Window Coverings.    Install Building standard window coverings;

      (vii)
      Entry.    Install single door entry to the First Floor Space along common corridor; if requested by Subtenant on or before December 31, 2006, Sublandlord will convert to double door entry.

          (b)    Second Floor Sublandlord Work.    The following work will be performed in the Second Floor Space (the "Second Floor Sublandlord Work"):

      (i)
      Restrooms.    Install Building-standard restrooms;

      (ii)
      Common Corridor.    Install common corridor and elevator lobby;

      (iii)
      Demising Walls.    Install demising walls demising the Second Floor Space (insulated, rocked, taped and ready for paint);

      (iv)
      Electrical Transformer.    Install electrical transformer in electrical closet serving the Second Floor Space in accordance with the provisions of Schedule 2 to Exhibit C to the Master Lease (Subtenant will be responsible for installation of individual electrical panels as part of its Subtenant Improvements).

      (v)
      Sprinkler.    Install sprinkler main branches;

      (vi)
      Window Coverings.    Install Building standard window coverings;

      (vii)
      Main Entry.    Install double door entry to the Second Floor Space along common corridor.

          (c)    Third Floor.    The third floor elevator lobby will be improved by Subtenant using the Lobby Allowance. Other than Sublandlord's provision of the Third Floor Lobby Allowance, the Third Floor Space shall be accepted in its "as is" condition.

          (d)    Bicycle Storage.    Sublandlord will provide a 144 square foot bicycle storage area in the underground garage serving the Building, subject to Landlord's approval (such work shall be at Subtenant's sole cost and expense, which may be deducted from the Allowance).

        2.    Completion and Rent Commencement Date.    Notwithstanding the provisions of the Sublease with respect to the Commencement Date, if Sublandlord shall be delayed in substantially completing the Sublandlord Work as a result of the acts or omissions of Subtenant or Subtenant's employees, agents or contractors, then each such delay shall constitute "Subtenant Delay", and the Commencement Date shall be the date, determined by Sublandlord in good faith, on which the Commencement Date would have occurred absent such Subtenant Delay.

1

EXHIBIT C-1

Landlord's Required/Pre-Approved Contractors

A.
Pre-Approved General Contractors:

1.
Northern Sun

2.
Swinerton

3.
Venture Builders

B.
Required Sub-Contractors:

1.
Electrical

a.
Cupertino; or

b.
Dyna Electric; or

c.
Ellco Electric

2.
Mechanical:    CMI

3.
Structural:    Nishkian Menninger

        [Landlord has been asked to approve the following additional general contractors: Novo, DPR, Skyline]

1

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY
IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO
SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR
ISSUANCE BY APPLICANT: EPOCRATES, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF __________

DATED: _____________, 20__

EXHIBIT D

BENEFICIARY:
 ORACLE USA, INC.
C/O ORACLE CORPORATION
1001 SUNSET BOULEVARD
ROCKLIN, CA 95765

APPLICANT:
 EPOCRATES, INC.
1800 GATEWAY DRIVE, SUITE 300
SAN MATEO, CA 94404

    AMOUNT: US$495,000.00 (FOUR HUNDRED NINETY-FIVE THOUSAND AND NO/100 U.S. DOLLARS)

EXPIRATION DATE: _______________, 2007

        LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                        IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

  1.
  THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S). IF ANY.

  2.
  YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT "A".

  3.
  A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

  A)
  "SUBTENANT IS IN DEFAULT UNDER THE SUBLEASE BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD (EXCEPT IN THE CASE WHEN SUBTENANT IS THE SUBJECT OF A BANKRUPTCY ACTION) AND THAT SUBLANDLORD IS ENTITLED TO DRAW DOWN ON THE LETTER OF CREDIT."

OR

    B)
    "WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM SILICON VALLEY BANK THAT IRREVOCABLE STANDBY LETTER OF CREDIT NO.

1

      SVBSF                        WILL NOT BE EXTENDED, AND THAT WE HAVE NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM EPOCRATES, INC. SATISFACTORY TO US AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT."

THE SUBLEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IS NOT INTENDED THAT SAID SUBLEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND                        , 2011, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE "FINAL EXPIRATION DATE". UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT "B" DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY'S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

2

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210.

SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES—STANDBY LETTER OF CREDIT DEPARTMENT (THE "BANK'S OFFICE").

AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE 1SP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 ("1SP98"), INTERNATIONAL CHAMBER OF COMMERCE. PUBLICATION NO. 590.

SILICON VALLEY BANK,

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

3

EXHIBIT "A"

SIGHT DRAFT/BILL OF EXCHANGE

DATE:____________                                                 REF.                        NO.

__________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF____________________________

US$_________

        __________________________________________DOLLARS

"DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED                        , 20    "

TO: SILICON VALLEY BANK
____________________________
3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY]
____________________________ Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.
DATE                INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2.
REF. NO.                INSERT YOUR REFERENCE NUMBER IF ANY.
3.
PAY TO THE ORDER OF:                INSERT NAME OF BENEFICIARY
4.
USS                INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5.
U.S. DOLLARS                INSERT AMOUNT OF DRAWING WORDS.
6.
LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7.
DATE                INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

  NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

4

EXHIBIT "B"

DATE:

TO:
SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA. CA 95054

ATTN:
GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:
SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED. THE UNDERSIGNED BENEFICIARY I HEREBY IRREVOCABLY TRANSFERS TO:

____________________________
(NAME OF TRANSFEREE)

____________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER. ALL RIG, ITS 01 THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS. WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

5

SINCERELY,

__________________________ (BENEFICIARY'S NAME) __________________________ (SIGNATURE OF BENEFICIARY) __________________________ (PRINTED NAME AND TITLE)

            SIGNATURE AUTHENTICATED

THE NAMES) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.
______________________________ (NAME OF BANK)
______________________________ (ADDRESS OF BANK)
______________________________ (CITY, STATE, ZIP CODE)
______________________________ (AUTHORIZED SIGNATURE)
______________________________ (PRINTED NAME AND TITLE)
______________________________ (TELEPHONE NUMBER)

6

EXHIBIT E

Location of Exterior Signage

[graphic]

EAST ELEVATION

[graphic]

SOUTH ELEVATION (FRANKLIN DRIVE)

[graphic]

WEST ELEVATION

[graphic]

NORTH ELEVATION (LINEAR PARK)

1

Commencement Agreement

January 9, 2007

Epocrates, Inc.
1800 Gateway Drive, Suite 300
San Mateo, CA 94404
Attn: John Owens, Vice President

Re:	Commencement Letter with respect to that certain Sublease dated as of the 1st day of December, 2006, by and between ORACLE USA, INC., a Colorado corporation, as Sublandlord, and EPOCRATES, INC., a Delaware corporation, as Subtenant, for 59,236 rentable square feet on the first (1st), second (2nd) and third (3rd) floors of the Building located at 1100 Park Place, San Mateo, California.

Dear Mr. Owens:

        In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Premises and agrees:

  1.
  The Commencement Date is December 14, 2006;

  2.
  The Expiration Date is April 30, 2011.

        Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to Phil Arnautou at Colliers International, Two Palo Alto Square, Suite 200, Palo Alto, CA 94306.

Sincerely,

ORACLE USA, INC.

/s/ CLIFF BERRY

Cliff Berry
Director, Headquarters Real Estate

Agreed and Accepted:

Subtenant:	EPOCRATES, INC.
BY:	/s/ KIRK LOEVNER
Name:	Kirk Loevner
Title:	President & CEO
Date:	01/11/07

CONSENT TO SUBLEASE

        THIS CONSENT TO SUBLEASE ("Consent") is made as of 12/14, 2006, by and among BAY MEADOWS PARK PLACE INVESTORS, LLC, a Delaware limited liability company ("Landlord"), ORACLE USA, a Colorado corporation ("Tenant"), and EPOCRATES, INC., a Delaware corporation ("Subtenant").

RECITALS:

        A.    Landlord currently leases to Tenant (as successor-in-interest to Siebel Systems, Inc. ("Siebel")) certain "Premises" (as more particularly described in the "Lease", as hereinafter defined) located within the building commonly known as 1100 Park Place, San Mateo, California 94403, pursuant to that certain lease agreement dated as of December 29, 2000 (the "Original Lease"), by and between PW Acquisitions VIII, LLC, a Delaware limited liability company ("Original Landlord") and Siebel, as amended by that certain First Amendment to Lease dated as of April 29, 2003, by and between Landlord and Siebel (the Original Lease, as so amended, is referred to herein as the "Lease). Landlord is successor in interest to Original Landlord as "Landlord" under the Lease.

        B.    Tenant desires to sublease a portion of the Premises (the "Subleased Premises") more particularly described in and pursuant to the provisions of that certain Sublease dated as of 12/3, 2006 (the "Sublease"), a copy of which is attached hereto.

        C.    Tenant desires to obtain Landlord's consent to the Sublease.

        NOW, THEREFORE, Landlord hereby consents to the Sublease, subject to and upon the following terms and conditions to which Tenant and Subtenant hereby agree:

        1.     The Sublease is subject and subordinate to the Lease and to all of its terms, covenants, conditions and provisions. In the event of any conflict between the terms and provisions of the Lease and the Sublease, the terms and provisions of the Lease shall control as between Landlord and Tenant, and as between Landlord and Subtenant. Tenant and Subtenant hereby represent and warrant to Landlord that the Sublease (together with this Consent) constitutes the entire agreement of Tenant and Subtenant with respect to the subleasing of the Subleased Premises by Subtenant (including, without limitation, as to any payments made by Subtenant to Tenant in connection with the subletting of the Subleased Premises).

        2.     Subtenant acknowledges that Landlord is hereby giving notice pursuant to Section 6.4c of Exhibit C to the Original Lease that all work by the Contractor and its Major Agents shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed, using contractors and subcontractors selected by Subtenant from among contractors reasonably designated or approved by Landlord, as described in the Sublease. Additionally, Landlord requires that the initial improvements to the Subleased Premises be constructed in a first-class standard, similar in quality to the standard of improvements constructed in the "Dorado" space in the building located at 1200 Park Avenue, San Mateo, California; in particular, the tegular ceiling tile and 2' × 2' ceiling grid will match that installed in the "Dorado" space, and the general illumination light fixtures, whether 2' × 2' or 2' × 4', will be recessed direct/indirect fluorescent as specified for the Building by Gensler & Associates; fixtures will be PMC Lighting (SS22-R-DI or SS24-R-DI) with T-5 lamps. Landlord agrees to review Subtenant's draft plans for the initial Improvements (as defined in the Sublease) and to respond with Sublandlord's approval or disapproval of same within fifteen (15) business days following submission of such plans to Landlord.

        3.     Neither the Sublease nor this Consent shall:

          (a)   release or discharge Tenant from any liability, whether past, present or future, under the Lease;

          (b)   operate as a consent or approval by Landlord to or of any of the terms, covenants, conditions or provisions of the Sublease, and Landlord shall not be bound thereby;

          (c)   be construed to modify, waive or affect any of the terms, covenants, conditions or provisions of the Lease, or to waive any breach thereof, or any of Landlord's rights thereunder, or to enlarge or increase Landlord's obligations thereunder;

          (d)   be construed as a consent by Landlord to any further subletting either by Tenant or by Subtenant or to any assignment by Tenant of the Lease or an assignment by Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Tenant and Subtenant agree that Subtenant has no right whatsoever to sell, assign, transfer or hypothecate the Sublease nor to sublet any portion of the Subleased Premises or permit any of the Subleased Premises to be used or occupied by any other party without the prior written consent of Landlord, which will be granted or withheld in accordance with the provisions of the Lease; or

          (e)   be construed to include consent to the assignment or transferring of any lease options or rights that are by the express provisions of the Lease not assignable or transferable to a subtenant under a sublease requiring the consent of Landlord.

        4.     Landlord consents to the location of Subtenant's exterior signage as described in Exhibit E to the Sublease (provided, that Subtenant acknowledges that Landlord may require the removal, relocation or reduction in size of some or all of Subtenant's exterior signage if (i) required by applicable governmental authority, (ii) Subtenant is in default under the terms of the Sublease and such default has not been cured within the applicable notice and cure period, (iii) Subtenant is occupying less than 40,000 rentable square feet in the Subleased Premises as they are described in the Sublease, or (iv) the nature or condition of Subtenant's business is no longer consistent with the first-class nature of the Building).

        5.     The acceptance by Landlord of any payment or performance from Subtenant, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by Subtenant to Landlord or a recognition or non-disturbance of Subtenant or the Sublease by Landlord or to serve to release Tenant from any liability under the terms, covenants, conditions or provisions under the Lease; provided, however, nothing herein shall in any manner obligate Landlord to accept any such payment or performance.

        6.     The term of the Sublease shall expire and come to an end on its stated expiration date (but in no event later than the stated expiration date of the Lease) or any premature termination date thereof or concurrently with any premature termination of the Lease (whether by consent or other right, now or hereafter agreed to or by operation of law or in the event of a default by Tenant); provided that in the event of a termination of the Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any re-entry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under the Sublease, in which case Subtenant shall attorn to Landlord and the Sublease shall not terminate but Landlord shall not (i) be liable for any previous act or omission of Tenant under the Sublease, (ii) be subject to any defense or offset previously accrued in favor of the Subtenant against Tenant, (iii) be bound by any modification of the Sublease made without Landlord's written consent or by any previous prepayment by Subtenant of more than one month's rent, or (iv) be responsible for any security deposit given by Subtenant to Tenant and not received by Landlord. The address of Subtenant for all purposes of receipt of notices under the Sublease or this Consent shall be as follows:

After the date Subtenant opens for business at the Sublease Premises:	Prior to the date Subtenant opens for business at the Sublease Premises:
1100 Park Place, Suite 300 San Mateo, CA 94403 Attn: VP Human Resources	1800 Gateway Drive, Suite 300 San Mateo, CA 94404 Attn: John Owens, Vice President

        7.     Tenant and Subtenant covenant and agree that (i) under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and

Tenant and Subtenant agree to indemnify, defend and hold Landlord harmless against same and against any fees, costs, expenses or liabilities (including, but not limited to, attorneys' fees) incurred by Landlord in connection with same and (ii) if and to the extent that Landlord's consultants are retained to review plans and specification for work to be performed by Subtenant, or by Sublandlord for the benefit of Subtenant, or to respond to inquiries from Sublandlord or Subtenant regarding any such work, or carry out site visits to inspect any such work, the reasonable fees and costs charged by such consultants will be paid by Tenant (i.e., not by Subtenant) within thirty (30) days after Landlord's delivery of an invoice to Tenant for such fees and costs. Such professional fees (excluding reimbursable costs) for the consulting work performed by Landlord's consultants (structural, architectural, mechanical, plumbing, fire protection and electrical) shall not exceed $4,500. This amount may be revised as mutually and reasonably agreed to between the Tenant and the Landlord based on unforeseen circumstances or performance by the design or construction teams that is not consistent with industry standards. Tenant and Subtenant agree that Landlord's construction administration fee, described in Section 5.1 of Exhibit C to the Master Lease, in the amount of 3.5% of the "Tenant's Work Costs" associated with Subtenant's initial improvement of the Subleased Premises will be payable by Subtenant directly to Landlord (and no corresponding fee will be payable to Sublandlord).

        8.     Any act or omission of Subtenant or anyone claiming under or through Subtenant that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

        9.     Landlord consents to the sublease of the Premises only at such time as this Consent has been executed by all of the parties hereto and an original counterpart has been delivered to Landlord. Tenant hereby agrees to pay an amount equal to Five Hundred Dollars ($500.00) in consideration of Landlord's attorneys' fees and costs incurred in connection with the review of the Sublease and this Consent. This Consent is not assignable, nor shall this Consent be a consent to any amendment or modification of the Sublease, without Landlord's prior written consent.

        10.   In the event any party(ies) hereto shall institute any action or proceeding against the other party(ies) relating to this Consent or to the Sublease, the unsuccessful party(ies) in such action or proceeding shall reimburse the successful party(ies) for its(their) disbursements incurred in connection therewith and for its(their) reasonable attorneys' fees and costs as fixed by the court. In addition to the foregoing award of attorneys' fees to the successful party(ies), the successful party(ies) in any lawsuit on this Consent or the Sublease shall be entitled to its(their) attorneys' fees and costs incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Consent into any judgment on this Consent.

        11.   This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Consent has been executed by the parties as of the date first above written.

LANDLORD:		TENANT
BAY MEADOWS PARK PLACE INVESTORS, LLC, a Delaware limited liability company		ORACLE USA, INC., a Colorado corporation
By:	/s/ KRISTIN RINAUDIN	By:	/s/ RANDALL W. SMITH
Kristin Rinaudin, Vice President (Print Name and Title)		Randall W. Smith, VP Real Estate & Facilities (Print Name and Title)
SUBTENANT:
EPOCRATES, INC. a Delaware corporation
By:	/s/ KIRK LOEVNER
Kirk Loevner, President & CEO (Print Name and Title)

FIRST AMENDMENT
TO SUBLEASE AGREEMENT

        THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT ("First Amendment") is entered into as of May 2, 2007, by and between ORACLE USA, INC., a Colorado corporation ("Sublandlord") and EPOCRATES, INC., a Delaware corporation ("Subtenant"), with reference to the following facts:

        A.    Pursuant to that certain Sublease dated as of December 3, 2006 (the "Sublease"), Subtenant subleased from Sublandlord certain space consisting of approximately 59,236 rentable square feet on the first (1st), second (2nd) and third (3rd) floors of the Building located at 1100 Park Place, San Mateo, California (collectively, the "Subleased Premises").

        B.    Subtenant desires to install three (3) 5-ton heating, ventilation and air conditioning ("HVAC") units on the roof of the Building (the "Units") to accommodate Subtenant's HVAC needs now, and have the right to install an additional HVAC unit in the future if needed. The parties have determined that an existing HVAC pad (the "Pad") depicted on the plan attached hereto as Exhibit A, is the most suitable location for such Units.

        C.    Installation of the Units on the Pad may create a future need for the installation of a new, additional pad similar in size, material and other features to the Pad (the "New Pad") on the Building rooftop for use by Landlord. As consideration for Landlord's consent to Subtenant's use of the Pad, Landlord and Sublandlord desire that Subtenant pay an amount equal to the estimated cost of the installation of the New Pad, in accordance with this First Amendment.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows (capitalized terms used herein shall have the meaning given them in the Sublease):

        1.     Incorporation of Recitals.    Recitals A, B and C above are hereby incorporated herein by reference.

        2.     Installation of Units.    As part of Subtenant's initial Subtenant Improvements, Subtenant shall install the Units on the Pad, and shall perform such installation in accordance with the terms of the Sublease, including Section 16.2 entitled "Subtenant Improvements". Subtenant shall ensure that the Units are appropriately seismically braced and stacked in such a manner as to allow the future installation of an additional HVAC unit.

        3.     New Pad Estimate.    Within thirty (30) days following the mutual execution and delivery of this First Amendment by the parties hereto, Sublandlord and Landlord shall jointly obtain and approve an estimate of the cost of the New Pad installation (the "New Pad Estimate").

        4.     Reduction in Subtenant Allowance.    The amount of the Allowance payable by Sublandlord to Subtenant pursuant to Section 16.2(e) of the Sublease shall be reduced by the amount of the New Pad Estimate. Such reduction shall constitute payment by Subtenant to Sublandlord for costs associated with the installation of the New Pad, and shall relieve Subtenant of its obligation to pay for such costs.

        5.     Sublandlord's Payment to Landlord.    Pursuant to the terms of a separate agreement by and between Sublandlord and Landlord, Sublandlord shall pay an amount equal to the New Pad Estimate to Landlord in accordance therewith.

        6.     Counterparts.    This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

        7.     Except for the foregoing changes, all other provisions of the Sublease shall remain in full force and effect.

1

        IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD:	ORACLE USA, INC., a Colorado corporation
By:	/s/ RANDALL W. SMITH
Print
Name:	Randall W. Smith
Title:	VP Real Estate & Facilities
SUBTENANT:	EPOCRATES, INC., a Delaware corporation
By:	/s/ KIRK LOEVNER
Print
Name:	Kirk Loevner
Title:	Chairman and CEO

2

EXHIBIT A

SITE PLAN

[graphic of floor plan]

Approved as to Legal Form:    /s/ [ILLEGIBLE]

CONSENT TO SECOND AMENDMENT TO SUBLEASE AGREEMENT

        THIS CONSENT TO SECOND AMENDMENT TO SUBLEASE AGREEMENT (this "Agreement") is made as of April 29, 2010, by and among PARK PLACE REALTY HOLDING COMPANY, INC., a Delaware corporation ("Landlord"), ORACLE AMERICA, INC., a Delaware corporation ("Tenant"), and EPOCRATES, INC., a Delaware corporation ("Subtenant").

RECITALS:

        A.    Reference is hereby made to that certain lease dated as of December 29, 2000, between Landlord's predecessor in interest and Tenant's predecessor in interest (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of April 29, 2003, between Landlord's predecessor in interest and Tenant's predecessor in interest (the "First Amendment" and together with the Original Lease, the "Lease"), for approximately 126,060 rentable square feet of space, located on the first, second, third and fourth floors (as more particularly described in the Lease, the "Premises") in that certain office building commonly known as 1100 Park Place, San Mateo, California (the "Building").

        B.    Tenant's predecessor in interest, as sublandlord, and Subtenant, as subtenant, have entered into that certain Sublease dated as of December 3, 2006 (the "Original Sublease"), as amended by that certain First Amendment to Sublease dated as of May 2, 2007 by and between Tenant, as sublandlord, and Subtenant, as subtenant (the "First Amendment to Sublease" and together with the Original Sublease, the "Sublease"), with respect to a subletting by Subtenant of a portion of the Premises containing approximately 59,236 rentable square feet of space, located on the first, second and third floors of the Building, (as more particularly described in the Sublease, the "Sublet Premises").

        C.    Tenant has requested Landlord's consent to that certain Second Amendment to Sublease Agreement dated as of April 29, 2010 (the "Second Amendment"). A copy of the Second Amendment is attached hereto as Exhibit A. Landlord is willing to consent to the Second Amendment on the terms and conditions contained herein.

AGREEMENT:

        1.    Landlord's Consent.    Landlord hereby consents to the Second Amendment; provided, however, notwithstanding anything contained in the Sublease or the Second Amendment to the contrary, such consent is granted by Landlord only upon the terms and conditions set forth in that certain Consent to Sublease dated as of December 14, 2006, by and among Landlord's predecessor in interest, Tenant's predecessor in interest, and Subtenant (the "Original Consent to Sublease"); further provided, however, that all references in the Original Consent to Sublease to the "Sublease" shall be deemed to refer to the Sublease, as amended by the Second Amendment.

        2.    General Provisions.

          2.1    Consideration for Sublease.    Tenant and Subtenant represent and warrant that there are no additional payments of rent or any other consideration of any type payable by Subtenant to Tenant with regard to the Sublet Premises other than as disclosed in the Sublease, as amended by the Second Amendment.

          2.2    Brokerage Commission.    Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, as amended by the Second Amendment, and Tenant and Subtenant agree to protect, defend, indemnify and hold Landlord harmless from the same and from any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in resisting any claim for any such brokerage commission.

          2.3    Controlling Law.    The terms and provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of California.

          2.4    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. As used herein, the singular number includes the plural and the masculine gender includes the feminine and neuter.

          2.5    Captions.    The paragraph captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof; rather, they are intended for purposes of convenience only.

          2.6    Partial Invalidity.    If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent possible permitted by law.

          2.7    Attorneys' Fees.    If either party commences litigation against the other for the specific performance of this Agreement, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

          2.8    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have executed this Consent to Second Amendment to Sublease Agreement as of the day and year first above written.

"Landlord":
PARK PLACE REALTY HOLDING COMPANY, INC., a Delaware corporation
By:	/s/ Steve M. Zaun
	Name:	Steve M. Zaun
	Title:	Vice President
"Tenant":
ORACLE AMERICA, INC, a Delaware corporation
By:	/s/ Randall W. Smith
	Name:	Randall W. Smith
	Title:	VP Real Estate & Facilities
"Subtenant":
EPOCRATES, INC., a Delaware corporation
By:	/s/ John S. Owens
	Name:	John S. Owens
	Title:	SVP Human Resources

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EXHIBIT A

SECOND AMENDMENT TO SUBLEASE AGREEMENT

Approved as to Legal Form    /s/ [ILLEGIBLE]

SECOND AMENDMENT TO SUBLEASE

        THIS SECOND AMENDMENT TO SUBLEASE ("Second Amendment") is entered into as of April 29, 2010 (the "Second Amendment Effective Date"), by and between ORACLE AMERICA, INC., a Delaware corporation ("Sublandlord") and EPOCRATES, INC., a Delaware corporation ("Subtenant"), with reference to the following facts:

        A.    Sublandlord (successor-in-interest to Oracle USA, Inc.) and Subtenant are parties to that certain undated sublease which was entered into as of December 3, 2006 (the "Original Sublease"), which sublease has been previously amended by that certain First Amendment to Sublease Agreement dated as of May 2, 2007 (the "First Amendment") (the Original Sublease, as so amended, being referred to herein as the "Sublease"), pursuant to which Sublandlord subleases to Subtenant space containing approximately 59,236 rentable square feet (the "Subleased Premises") described on the first (1st), second (2nd) and third (3rd) floors of the building located at 1100 Park Place, San Mateo, California (the "Building").

        B.    The Sublease by its terms is scheduled to expire on April 30, 2011 (the "Current Termination Date"), and the parties desire to extend the term of the Sublease, all on the following terms and conditions.

        NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:

        1.    Extension.    The term of the Sublease is hereby extended such that it will expire on December 31, 2014 (the "Extended Termination Date"), unless sooner terminated in accordance with the terms of the Sublease. That portion of the term of the Sublease commencing the day immediately following the Current Termination Date (the "Extension Date") and ending on the Extended Termination Date is referred to herein as the "Extended Term", and unless the context clearly provides otherwise, from and after the Extension Date, references in the Sublease to the "Term" shall be deemed to include the Extended Term, and references in the Sublease to the "Expiration Date" shall mean the Extended Termination Date.

        2.    Base Rent.

          (a)    Generally.    Effective (retroactively) as of December 1, 2009 (the "Rent Adjustment Date"), notwithstanding anything to the contrary formerly contained in the Sublease, the schedule of Base Rent payable with respect to the Subleased Premises from December 1, 2009 through the remainder of the Extended Term shall be as follows:

Period	Monthly Base Rent (NNN) Per Rentable Square Foot	Monthly Base Rent (NNN)
December 1, 2009 - December 31, 2010	$1.48	$87,669.28
January 1, 2011 - December 31, 2011	$1.52	$90,038.72
January 1, 2012 - December 31, 2012	$1.57	$93,000.52
January 1, 2013 - December 31, 2013	$1.62	$95,962.32
January 1, 2014 - December 31, 2014	$1.67	$98,924.12

          (b)    Abatement.    Effective as of the Second Amendment Effective Date, the Rent Abatement Period (defined in Section 4.1(b) of the Original Sublease) will also be deemed to include the calendar month of December, 2009, as well as the calendar months of November and December, 2014, and the total amount of Rent (i.e., Base Rent and Operating Costs (including Property Taxes)) abated during such additional portion of the Rent Abatement Period shall also be included in the definition of "Abated Rent".

          (c)    Base Rent Credit.    Subtenant has paid Base Rent under the Sublease pursuant to the schedule contained in Section 4.1(a) of the Original Sublease, for the calendar months of December, 2009, January, 2010, February, 2010 and March, 2010 and, as a result of the adjustment in Base Rent payable under the Sublease pursuant to the schedule set forth in Section 2(a) above, Subtenant is entitled to a credit in the amount of $145,128.20; such credit shall be applied to Subtenant's obligation to pay Base Rent under the Sublease (as amended by this Second Amendment), commencing as of the calendar month of April, 2010.

          (d)    Operating Costs Credit.    Subtenant previously paid Operating Costs for the month of December, 2009, in the amount of $102,245.80 and, as a result of the abatement of Operating Costs (including Property Taxes) for the calendar month of December, 2009, described in Section 2(b) above, Subtenant is entitled to a credit in the amount of $102,245.80; such credit shall be applied to Subtenant's obligation to pay Rent commencing as of the calendar month April, 2010.

        3.    Expenses and Taxes.    Except during any portion of the Rent Abatement Period, Subtenant shall continue to pay Operating Costs in accordance with the terms of the Sublease, subject to the following:

          (a)    Property Taxes Cap.    From and after the Rent Adjustment Date, for the purposes of calculating Subtenant's Percentage Share of Operating Costs, the component of Operating Costs comprised of the secured real estate tax portion of Taxes described in Section 7.A(1) of the Master Lease (as defined in Recital A of the Original Sublease ("Secured Property Taxes") will not exceed $0.33 per rentable square foot per month (the "Tax Cap"), and any Secured Property Taxes in excess of the Tax Cap will be borne by Sublandlord.

          (b)    Credit.    Subtenant has paid Operating Cost payments for the calendar months of January, 2010, February, 2010 and March, 2010 based on a calculation which included a component of $.63 per rentable square foot per month for each of the months of January, February and March, 2010, and as a consequence of the imposition of the Tax Cap effective as of the Rent Adjustment Date pursuant to this Section 3(b), Subtenant is entitled to a credit in the amount of the aggregate overpayment of the Taxes component of Operating Costs for such months equal to $53,992.20, which credit shall be applied towards Subtenant's obligation to pay Rent commencing as of the calendar month of April, 2010.

          (c)    Appeal.    If and to the extent that, as a result of an appeal of Secured Property Taxes by Sublandlord or Landlord, the Secured Property Taxes described in Section 7.A(I) of the Original Lease (i) attributable to any period prior to the Rent Adjustment Date are retroactively reduced and/or (ii) attributable to any period from and after the Rent Adjustment Date are reduced below the Tax Cap, then Subtenant shall be entitled to an equitable credit against Rent payable hereunder equal to the aggregate amount of Subtenant's Percentage Share of such reduction.

          (d)    Estimated Rent—Rent Adjustment through December 31, 2010.    As a result of the adjustment in the Base Rent payable under the Sublease, as well as the application of Tax Cap, the estimated aggregate Rent (i.e., Base Rent, Property Taxes and Operating Costs) payable by Subtenant during the period commencing as of December 1, 2009 and expiring as of December 31,

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  2010 (and incorporating the provisions of Section 2(b) above with respect to abated Rent during the calendar month of December, 2009), is as follows:

Period	Monthly Base Rent (NNN) Per RSF	Property Taxes Per RSF	Operating Costs (2010 Estimate per RSF—Net of Estimated Property Taxes)	Total Monthly Rent (2010 Estimate) Per RSF
December 1, 2009 - December 31, 2009	$0.00	$0.00	$0.00	$0.00
January 1, 2010 - December 31, 2010	$1.48	$0.33	$0.85	$2.66

        Note: The exact Operating Costs for 2010 (excluding Property Taxes) are provided as an estimate and will be reconciled per Section 4.2 of the Sublease.

        4.    Security Deposit: Replacement of Letter of Credit with Cash Security Deposit.    Section 5(a) of the Original Sublease is hereby amended to replace the reference to the amount of $495,000 to the amount of $300,000. Within five (5) business days following the Second Amendment Effective Date, Subtenant shall deliver to Sublandlord a cash deposit in the amount of Three Hundred Thousand Dollars ($300,000.00) which shall be held by Sublandlord as the Security Deposit pursuant to the provisions of Section 5(a) of the Original Sublease thereafter. Promptly following Subtenant's delivery of such cash Security Deposit, Sublandlord shall return to Subtenant the Replacement Letter of Credit currently held by Sublandlord pursuant to the provisions of Sections 5(b) and 5(c) of the Original Sublease, Sections 5(b) and 5(c) and Exhibit D of the Original Sublease shall be deemed deleted in their entirety, and Sublandlord shall cooperate with Subtenant, at no additional cost to Sublandlord, to assist Subtenant, as necessary, in facilitating the termination of such Replacement Letter of Credit.

        5.    Condition of Subleased Premises.    Except as otherwise expressly set forth in this Amendment or the Sublease, Subtenant is in possession of the Subleased Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Sublandlord to (i) perform any alterations, additions, repairs or improvements, (ii) fund or otherwise pay for any alterations, additions, repairs or improvements to the Subleased Premises, or (iii) grant Subtenant any free rent, concessions, credits or contributions of money with respect to the Subleased Premises.

        6.    Right of First Offer.    As of the Second Amendment Effective Date, the following shall replace Section 6 of the Original Sublease in its entirety:

          (a)    Right of First Offer.    Immediately after the Second Amendment Effective Date, Subtenant shall have an ongoing right of first offer (the "Right of First Offer") with respect to (i) 16,371 rentable square feet of space located on the second (2nd) floor of the Building and designated as Suite 250, and more particularly described in Exhibit A-1 attached hereto, and (ii) 12,204 rentable square feet of space located on the first (1st) floor of the Building, designated as Suite 100, and more particularly described in Exhibit A-2 attached hereto, and (iii) 36,020 rentable square feet of space located on the fourth (4th) floor of the Building and designated as Suite 400, and more particularly described in Exhibit A-3 attached hereto (each, an "Offering Space"). if such space becomes Available for Sublease (described below). Offering Space shall be deemed to be "Available for Sublease" when Sublandlord has determined that the current occupant of such space will not extend or renew the term of its sublease for the Offering Space or that its sublease for the Offering Space will otherwise terminate prior to the scheduled expiration date of same. After Sublandlord has determined that a particular Offering Space is Available for Sublease (but prior to subleasing such Offering Space to a third party), Sublandlord shall advise Subtenant (the "Advice") of the terms, including Base Rent, etc. (subject to the provision of Section 6(b) below), under which Sublandlord is prepared to sublease the Offering Space to Subtenant for the remainder of the Extended Term on an "as-is" basis. Sublandlord, upon request

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  of Subtenant, shall promptly meet and confer with Subtenant regarding the terms upon which Sublandlord would be willing to sublease the Offering Space to Subtenant, provided that Sublandlord's agreement to meet with Subtenant will not obligate Sublandlord to agree to any changes for the terms set forth in any Advice. Subtenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Sublandlord ("Offering Space Notice of Exercise") within ten (10) business days after Sublandlord's delivery of the Advice, except that Subtenant shall have no such Right of First Offer and Sublandlord need not provide Subtenant with an Advice, if:

              (i)  Subtenant is in default (after Sublandlord's delivery of any applicable notice and the passage of any applicable cure period) under the Sublease (as amended hereby) at the time Sublandlord would otherwise deliver the Advice; or

             (ii)  No more than 50% of the Subleased Premises is subleased (other than to an Affiliate or pursuant to a Permitted Transfer under Section 21.A(3) of the Original Master Lease) at the time Sublandlord would otherwise deliver the Advice; or

            (iii)  Subtenant's interest in the Sublease has been assigned (other than to an Affiliate or pursuant to a Permitted Transfer) prior to the date Sublandlord would otherwise deliver the Advice; or

            (iv)  the Offering Space is not intended for the exclusive use of Subtenant or its permitted Transferees during the Extended Term.

          (b)    Terms.

            (i)    Generally.    The term for the Offering Space shall commence upon the later of the commencement date stated in the Advice and the date Sublandlord delivers the Offering Space to Subtenant and thereupon such Offering Space shall be considered a part of the Subleased Premises, provided that all of the terms stated in the Advice (including the Base Rent rate), as amended in accordance with the parties' agreement, if any, reached subsequent to the issuance of the Advice, shall govern Subtenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice (as amended in accordance with the parties' agreement, if any, reached subsequent to the issuance of the Advice) the terms and conditions of this Second Amendment shall apply to the Offering Space. Unless otherwise specified in the Advice (as amended in accordance with the parties' agreement, if any, reached subsequent to the issuance of the Advice), the Offering Space shall be accepted by Subtenant in its condition and as-built configuration existing on the earlier of the date Subtenant takes possession of the Offering Space or as of the date the term for such Offering Space commences.

            (ii)    Term Commencing June 1, 2011.    Notwithstanding the foregoing, if the term for the Offering Space will commence on or before June 1, 2011, then:

              (A)  the Base Rent rate(s) per rentable square foot for the applicable Offering Space shall be the same as the Base Rent rate(s) per rentable square foot for the Subleased Premises, at the monthly base rental rates per rentable square foot set forth in Section 2(a) above, on the date the term for the Offering Space commences, and shall increase at such times and in such amount as the Base Rent rate(s) for the Subleased Premises;

              (B)  Subtenant shall pay Operating Costs for the Additional Offering Space on the same terms and conditions set forth in Section 3 above (inclusive of the Property Tax Cap), provided that Subtenant's Percentage Share shall be increased appropriately to account for the addition of the Offering Space;

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              (C)  the Security Deposit will be increased by an amount equal to the Security Deposit multiplied by a fraction, the numerator of which is the rentable area of the Offering Space and the denominator of which is the rentable area of the Subleased Premises as increased by the addition of such Offering Space. Subtenant will deliver such increased portion of the Security Deposit prior to Subtenant's occupancy of the applicable Offering Space (but Subtenant's failure to timely deliver such increased portion of the Security Deposit will not postpone the commencement of Subtenant's obligation to pay Rent for the applicable Offering Space).

          (c)    Failure to Exercise; Expiration.    The rights of Subtenant hereunder with respect to the Offering Space shall terminate on the earlier to occur of: (i) with respect to any portion of the Offering Space pursuant to which Sublandlord delivers an Advice, Subtenant's failure to exercise its Right of First Offer within the ten (10) business day period provided in Section 6(a) above, and (ii) the date Sublandlord would have provided Subtenant an Advice if Subtenant had not been in violation of one or more of the conditions set forth in Section 6(a) above.

          (d)    Offering Amendment.    If Subtenant timely exercises the Right of First Offer, Sublandlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Subleased Premises on the terms set forth in the Advice, (as amended in accordance with the parties' agreement, if any, reached subsequent to the issuance of the Advice) and reflecting the changes in the Base Rent, rentable area of the Subleased Premises, Subtenant's Percentage Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Subtenant within a reasonable time after Sublandlord's receipt of Subtenant's Offering Space Notice of Exercise, and (ii) executed by Subtenant and returned to Sublandlord within thirty (30) days thereafter. Notwithstanding the foregoing, regardless of whether Subtenant executes the Offering Amendment, Subtenant shall be irrevocably bound to lease the Offering Space upon the terms and conditions of an applicable Advice, (as amended in accordance with the parties' agreement, if any, reached subsequent to the issuance of the Advice) if Subtenant exercises the Right of First Offer.

          (e)    Subordination.    Notwithstanding anything herein to the contrary, the Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right or first offer, right of first refusal, expansion option or otherwise) of Wageworks, Inc., of the Building whose rights were granted prior to the Second Amendment Effective Date.

        7.    Subtenant's Default—Sublandlord's Remedies.    Effective as of the Second Amendment Effective Date, Section 11 of the Original Sublease is hereby amended by adding the following:

  "Notwithstanding the foregoing provisions of this Section 11 or any other provision of this Sublease to the contrary, if Sublandlord is exercising its remedies due solely to a Default described in Section 26.A(2) and Section 26.A(3) of the Original Master Lease (a "Limited Remedy Event of Default"), the aggregate amount Subtenant shall be required to pay to Sublandlord from and after the date of the occurrence of such Limited Remedy Event of Default (the "Default Occurrence Date") shall be limited to the sum of:

            (i)  the present value, as of the Default Occurrence Date, discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of Default Occurrence Date, plus one percent (1%), of all Base Rent for the unexpired portion (after the Default Occurrence Date) of the initial Term and Extended Term as if this Sublease had not expired or been terminated;

           (ii)  any amounts of Additional Rent which are due and payable or have accrued under this Sublease through the Default Occurrence Date; and

          (iii)  any amounts of Additional Rent which are due and payable or have accrued under this Sublease after the Default Occurrence Date while Subtenant remains in possession of the Subleased Premises after any Limited Remedy Event of Default that relates to insurance, utilities,

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  repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Subleased Premises (including, without limitation, Subtenant's Percentage Share of Operating Costs). Furthermore, additional reimbursement for any unpaid damages caused solely by a Limited Remedy Event of Default may not be claimed by Sublandlord under any other provision of this Sublease. In the event of a conflict between the provisions under this Section 11 and any other provision of any other transaction document, the provisions contained in this Section 11 shall prevail."

        8.    Restroom Upgrades.    Subject to Landlord's approval, Sublandlord agrees to replace the existing restroom fixtures in or serving the Subleased Premises on each of the floors on which the Subleased Premises are located (3rd, 2nd and 1st floors) with new "touchless" fixtures (inclusive of sink, urinal and toilet fixtures using Building-standard improvements and finishes (collectively "Restroom Fixture Replacement Work"), at Subtenant's sole cost and expense, not to exceed $50,000.00. Sublandlord shall not charge any construction management or construction supervision fee in connection with the Restroom Fixture Replacement Work, but any such fee charged by Landlord pursuant to the provisions of the Master Lease shall be solely the responsibility of Subtenant. Prior to committing to any expenditure with regard to the foregoing, Sublandlord shall obtain Subtenant's written approval of the costs and expenses thereof, and shall provide adequate assurances to Subtenant that Subtenant shall not be responsible for any costs and expenses of the Restroom Fixture Replacement Work above $50,000.00 (unless and to the extent that any such increased costs result from changes requested by Subtenant). Subtenant will deposit with Sublandlord the estimated cost of the Restroom Fixture Replacement Work prior to Sublandlord's commencement of the Restoration Fixture Replacement Work. Subtenant expressly acknowledges that Sublandlord shall perform the Restroom Fixture Replacement Work during business hours, and that, despite Sublandlord's reasonable efforts, some aspects of such work may interfere with Subtenant's ability to use the applicable restroom fixtures from time to time, and agrees that no such interference shall constitute a constructive eviction under the Sublease. Subject to Landlord's waiver of an restitution requirement, in no event shall Subtenant have any removal or restoration obligations with respect to the improvements constructed pursuant to the Restroom Fixture Replacement Work.

        9.    Deleted Provisions.    Effective as of the Second Amendment Effective Date, the following provisions of the Original Sublease are hereby deleted, null and void, and of no further force or effect:

          (a)   Section 3 (Option to Extend);

          (b)   All references to the Letter of Credit contained in Section 5, as well as Exhibit D;

          (c)   Any provision of Section 1.C of Exhibit C to the Original Sublease which references lobby upgrade work to be performed by Subtenant.

        10.    Restated Provision.    Effective as of the Second Amendment Effective Date, Section 16.2 of the Original Sublease is deleted and restated in its entirety as follows:

        "16.2    Subtenant's Improvements.

          (a)    Generally.    If Subtenant intends to construct improvements within the Subleased Premises ("Subtenant Improvements"), all Subtenant Improvements shall be carried out in accordance with the Master Lease, in connection therewith, Subtenant will design any Subtenant Improvements so as to conform with the requirements of Schedule 2 to Exhibit C to the Original Master Lease, and Subtenant will use structural or mechanical contractors from Landlord's list of required structural or mechanical contractors, a schedule of which is attached hereto as Exhibit C-1. Subtenant will also use contractors in other fields which are approved in advance by Landlord; a list of Landlord's pre-approved general contractors and electrical subcontractors is attached hereto as Exhibit C-1.

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          (b)    Sublandlord's Approval.

              (i)  Prior to commencement of any such work, Subtenant will submit to Sublandlord for Sublandlord's review and approval (A) the schedule of contractors and subcontractors whom Subtenant intends to engage to perform the initial Subtenant Improvements, (B) the plans and specifications for Subtenant's Initial Improvements, and (C) the construction contract which Subtenant intends to enter into with Subtenant's general contractor for the construction of the initial Subtenant Improvements (the pricing for the scope of the work covered by such construction contract must contain sufficient detail to allow Sublandlord to determine line item costs associated with major trades [mechanical, electrical, plumbing, lighting, paint, carpet, etc.] in order for Sublandlord to calculate associated costs on a "per rentable square foot" basis). Following Sublandlord's approval of the foregoing, Subtenant will submit to Sublandlord for Sublandlord's review and approval all change orders to such construction contract which materially change the scope of work under such construction contract.

             (ii)  Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term and Subtenant shall be notified of such obligation in accordance with Section 12.D of the Original Master Lease; notwithstanding the foregoing, if Landlord does not require the removal of a specific Subtenant Improvement, Sublandlord will not require the removal of such Subtenant Improvement, unless (i) Subtenant does not exercise its Option to Extend, and (ii) in Sublandlord's good faith determination, such Subtenant Improvement is not typical for a normal class "A" office build-out (by way of example, but not by way of limitation, such Subtenant Improvement features an oversized data center, cafeteria, fitness center, or specialized improvements which are not amenable to reuse or re-lease by future occupants). Promptly following the completion of any Subtenant Improvements, Subtenant will deliver to Sublandlord a reproducible copy of "as built" drawings of such work together with a CAD file of the "as-built" drawings in the then-current version of AutoCad. All Subtenant Improvements shall comply with the terms of Section 12 of the Original Master Lease, subject to Section 8.6(c) of this Sublease.

          (c)    Landlord's Review.    Subtenant acknowledges that Landlord will have the right to review and approve all plans for Subtenant Improvements in accordance with the provisions of the Master Lease, and while Sublandlord will reasonably assist Subtenant in the procurement of such approval, Subtenant will use diligent efforts to provide Landlord with all information requested by Landlord in an effort to assist Landlord in evaluating and approving the Subtenant Improvements.

          (d)    Code-Required Work.    Except as provided above, if the performance of any work by Subtenant "triggers" a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrades or improvements to the Building.

          (e)    Construction Administration Fee.    The Master Lease entitles Landlord to charge a fee equal to five percent (5%) of the cost of any Subtenant Improvements, which will be payable by Subtenant. If Landlord requires the reimbursement of other professional fees or costs associated with Subtenant's initial Subtenant Improvements, Sublandlord will bear such fees and costs; this provision will not apply to reimbursable costs applicable to subsequent improvements constructed by or on behalf of Subtenant."

        11.    Miscellaneous.

          (a)   This Second Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Second Amendment, set forth the entire agreement between the parties

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  with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

          (b)   Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect.

          (c)   In the case of any inconsistency between the provisions of the Sublease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

          (d)   Submission of this Second Amendment by Sublandlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Subtenant. Sublandlord shall not be bound by this Second Amendment until Sublandlord has executed and delivered the same to Subtenant.

          (e)   The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

          (f)    Subtenant hereby represents to Sublandlord that Subtenant has dealt with no broker in connection with this Second Amendment other than Cassidy Turley BT Commercial (f.k.a. NAI BT Commercial) ("Subtenant's Broker"). Subtenant agrees to defend, indemnify and hold Sublandlord harmless from all claims of any brokers (other than Subtenant's Broker) claiming to have represented Subtenant in connection with this Second Amendment. Sublandlord hereby represents to Subtenant that Sublandlord has dealt with no broker in connection with this Second Amendment other than Colliers International ("Sublandlord's Broker"). Sublandlord agrees to indemnify and hold Subtenant harmless from all claims of any brokers claiming to have represented Sublandlord in connection with this Second Amendment. Sublandlord shall be solely responsible for the payment of any commissions owed to Subtenant's Broker and Sublandlord's Broker as a result of the execution and delivery of this Second Amendment.

          (g)   Sublandlord represents and warrants to Subtenant that each signatory of this Second Amendment signing on behalf of Sublandlord has the authority to execute and deliver the same on behalf of Sublandlord.

          (h)   Subtenant represents and warrants to Sublandlord that (i) each signatory of this Second Amendment signing on behalf of Subtenant has the authority to execute and deliver the same on behalf of Subtenant and (ii) Subtenant is currently in compliance with and shall at all times during the Extended Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

          (i)    This Second Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Second Amendment may be executed in so-called "pdf" format and each party has the right to rely upon a pdf counterpart of this Second Amendment signed by the other party to the same extent as if such party had received an original counterpart.

[SIGNATURES ARE ON FOLLOWING PAGE]

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        IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Second Amendment as of the day and year first above written.

SUBLANDLORD:
ORACLE AMERICA, INC., a Delaware corporation
By:	/s/ Randall W. Smith
Name:	Randall W. Smith
Title:	VP Real Estate & Facilities
SUBTENANT:
EPOCRATES, INC., a Delaware corporation
By:	/s/ Rick Van Hoesen
Print Name:	Rick Van Hoesen
Its:	CFO

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EXHIBIT A-1

SUITE 250

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EXHIBIT A-2

SUITE 100

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  EXHIBIT 10.12
CONSENT TO SECOND AMENDMENT TO SUBLEASE AGREEMENT
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